================================================================================

                                               Published CUSIP Number: 03749HAC6

                              AMENDED AND RESTATED
                         SENIOR SECURED CREDIT AGREEMENT

                          Dated as of November 2, 2004

                                      among

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY,
                             AIMCO PROPERTIES, L.P.,
                         AIMCO/BETHESDA HOLDINGS, INC.,

                                       and

                             NHP MANAGEMENT COMPANY,
                                as the Borrowers,

                             BANK OF AMERICA, N.A.,
                   as Administrative Agent, Swing Line Lender
                                       and
                                   L/C Issuer,

                          KEYBANK NATIONAL ASSOCIATION,
                              as Syndication Agent

                                       and

                         The Other Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC
                                       and
                             KEYBANC CAPITAL MARKETS
                                       as
                  Joint Lead Arrangers and Joint Book Managers

================================================================================

                                TABLE OF CONTENTS

                                                                                                                    PAGE
ARTICLE I.            DEFINITIONS AND ACCOUNTING TERMS........................................................        2

         1.01     Defined Terms...............................................................................        2
         1.02     Other Interpretive Provisions...............................................................       37
         1.03     Accounting Terms............................................................................       38
         1.04     Rounding....................................................................................       39
         1.05     Times of Day................................................................................       39
         1.06     Letter of Credit Amounts....................................................................       39

ARTICLE II.           THE COMMITMENTS AND CREDIT EXTENSIONS...................................................       39

         2.01     Committed Loans.............................................................................       39
         2.02     Borrowings, Conversions and Continuations of Committed Loans................................       40
         2.03     Letters of Credit...........................................................................       41
         2.04     Swing Line Loans............................................................................       50
         2.05     Prepayments.................................................................................       53
         2.06     Termination or Reduction of Revolving Commitments...........................................       54
         2.07     Repayment of Loans..........................................................................       54
         2.08     Interest....................................................................................       54
         2.09     Fees........................................................................................       55
         2.10     Computation of Interest and Fees............................................................       56
         2.11     Evidence of Debt............................................................................       56
         2.12     Payments Generally; Administrative Agent's Clawback.........................................       57
         2.13     Sharing of Payments by Lenders..............................................................       58
         2.14     Extension of Revolving Commitment Termination Date..........................................       59
         2.15     Increase in Commitments.....................................................................       60

ARTICLE III.          TAXES, YIELD PROTECTION AND ILLEGALITY..................................................       61

         3.01     Taxes.......................................................................................       61
         3.02     Illegality..................................................................................       64
         3.03     Inability to Determine Rates................................................................       64
         3.04     Increased Costs; Reserves on Eurodollar Rate Loans..........................................       64
         3.05     Compensation for Losses.....................................................................       66
         3.06     Mitigation Obligations; Replacement of Lenders..............................................       67
         3.07     Survival....................................................................................       67

ARTICLE IV.           CONDITIONS PRECEDENT TO THE AMENDMENT AND RESTATEMENT OF THE EXISTING
                      CREDIT AGREEMENTS AND FURTHER
                      CREDIT EXTENSIONS.......................................................................       67

         4.01     Conditions of Effectiveness of this Agreement...............................................       67
         4.02     Conditions to all Credit Extensions.........................................................       69

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                                    PAGE
ARTICLE V.            REPRESENTATIONS AND WARRANTIES..........................................................       70

         5.01     Existence, Qualification and Power; Compliance with Laws....................................       70
         5.02     Authorization; No Contravention.............................................................       70
         5.03     Governmental Authorization; Other Consents..................................................       70
         5.04     Binding Effect..............................................................................       70
         5.05     Financial Statements; No Material Adverse Effect............................................       71
         5.06     Litigation..................................................................................       71
         5.07     No Default..................................................................................       72
         5.08     Ownership of Property; Liens................................................................       72
         5.09     Environmental Compliance....................................................................       72
         5.10     Insurance...................................................................................       72
         5.11     Taxes.......................................................................................       72
         5.12     ERISA Compliance............................................................................       72
         5.13     Subsidiaries; Equity Interests..............................................................       73
         5.14     Margin Regulations; Investment Company Act; Public Utility Holding
                  Company Act; REIT and Tax Status;
                  Stock Exchange Listing......................................................................       73
         5.15     Disclosure..................................................................................       74
         5.16     Compliance with Laws........................................................................       74
         5.17     Intellectual Property; Licenses, Etc........................................................       74

ARTICLE VI.           AFFIRMATIVE COVENANTS...................................................................       75

         6.01     Financial Statements........................................................................       75
         6.02     Certificates; Other Information.............................................................       76
         6.03     Notices.....................................................................................       78
         6.04     Payment of Obligations......................................................................       78
         6.05     Preservation of Existence, Etc..............................................................       78
         6.06     Maintenance of Properties...................................................................       79
         6.07     Maintenance of Insurance....................................................................       79
         6.08     Compliance with Laws........................................................................       79
         6.09     Books and Records...........................................................................       79
         6.10     Inspection Rights...........................................................................       79
         6.11     Use of Proceeds.............................................................................       80
         6.12     Additional Guarantors.......................................................................       80
         6.13     Intra-Company Debt..........................................................................       81

ARTICLE VII.          NEGATIVE COVENANTS......................................................................       81

         7.01     Liens.......................................................................................       81
         7.02     Investments.................................................................................       83
         7.03     Indebtedness................................................................................       84
         7.04     Fundamental Changes.........................................................................       86
         7.05     Intentionally Deleted.......................................................................       86

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                                    PAGE
         7.06     Restricted Payments.........................................................................       86
         7.07     Change in Nature of Business................................................................       87
         7.08     Transactions with Affiliates................................................................       87
         7.09     Burdensome Agreements.......................................................................       87
         7.10     Use of Proceeds.............................................................................       88
         7.11     Financial Covenants.........................................................................       88
         7.12     Special Covenants Relating to the REIT......................................................       88
         7.13     Taxation of AIMCO...........................................................................       89

ARTICLE VIII.         EVENTS OF DEFAULT AND REMEDIES..........................................................       89

         8.01     Events of Default...........................................................................       89
         8.02     Remedies Upon Event of Default..............................................................       91
         8.03     Application of Funds........................................................................       92

ARTICLE IX.           ADMINISTRATIVE AGENT....................................................................       93

         9.01     Appointment and Authority...................................................................       93
         9.02     Rights as a Lender..........................................................................       93
         9.03     Exculpatory Provisions......................................................................       93
         9.04     Reliance by Administrative Agent............................................................       94
         9.05     Delegation of Duties........................................................................       95
         9.06     Resignation of Administrative Agent.........................................................       95
         9.07     Non-Reliance on Administrative Agent and Other Lenders......................................       96
         9.08     No Other Duties, Etc........................................................................       96
         9.09     Administrative Agent May File Proofs of Claim...............................................       96
         9.10     Collateral and Guaranty Matters.............................................................       97

ARTICLE X.            MISCELLANEOUS...........................................................................       98

         10.01    Amendments, Etc.............................................................................       98
         10.02    Notices; Effectiveness; Electronic Communication............................................       99
         10.03    No Waiver; Cumulative Remedies..............................................................      101
         10.04    Expenses; Indemnity; Damage Waiver..........................................................      101
         10.05    Payments Set Aside..........................................................................      103
         10.06    Successors and Assigns......................................................................      103
         10.07    Treatment of Certain Information; Confidentiality...........................................      107
         10.08    Right of Setoff.............................................................................      108
         10.09    Interest Rate Limitation....................................................................      109
         10.10    Counterparts; Integration; Effectiveness....................................................      109
         10.11    Survival of Representations and Warranties..................................................      109
         10.12    Severability................................................................................      109
         10.13    Replacement of Lenders......................................................................      110
         10.14    Governing Law; Jurisdiction; Etc............................................................      110
         10.15    Waiver of Jury Trial........................................................................      111

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                                    PAGE
         10.16    USA PATRIOT Act Notice......................................................................      111
         10.17    Time of the Essence.........................................................................      112
         10.18    Borrowers' Obligations......................................................................      112

                                TABLE OF CONTENTS
                                  (continued)

SCHEDULES                                                                                                           PAGE
1.01C             Construction/Renovation
1.01E             Existing Letters of Credit
1.01G             Guarantors as of the Closing Date
2.01A             Revolving Commitments and Applicable Percentages
5.06              Litigation
5.09              Environmental Matters
5.11              Taxes
5.13              Subsidiaries
7.01              Existing Liens
7.03(b)(i)        Existing Indebtedness
7.03(b)(ii)       Cross-Collateralized and Cross-Defaulted Indebtedness
7.03(g)(i)        Recourse Indebtedness
7.03(g)(ii)       "pari passu" Recourse Indebtedness
7.03(j)           Other Indebtedness
10.02             Administrative Agent's Office; Certain Addresses for Notices

EXHIBITS
          FORM OF
A         Committed Loan Notice
B         Swing Line Loan Notice
C-1       Revolving Note
C-2       Term Note
D         Compliance Certificate
E         Assignment and Assumption
F         Guaranty
G         Opinion Matters
H         Intra-Company Loan Subordination Agreement
I         Joinder Agreement
J-1       Borrower Pledge Agreement
J-2       Non-Borrower Pledge Agreement

              AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT

            This AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT is entered into as of November 2, 2004, among APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation (the "REIT"), AIMCO PROPERTIES, L.P., a Delaware limited partnership ("AIMCO"), AIMCO/Bethesda HOLDINGS, INC., a Delaware corporation ("AIMCO/Bethesda"), and NHP MANAGEMENT COMPANY, a District of Columbia corporation ("NHP Management") (the REIT, AIMCO, AIMCO/Bethesda and NHP Management, collectively referred to as the "Borrowers"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and KEYBANK NATIONAL ASSOCIATION, as Syndication Agent, with reference to the following Recitals:

                                    RECITALS

            WHEREAS, the Borrowers, Bank of America, as the administrative agent thereunder and the several financial institutions identified on the signature pages thereto (the "Existing Revolving Lenders") are parties to that certain Fifth Amended and Restated Credit Agreement, dated as of February 14, 2003 (as amended, the "Existing Revolving Credit Agreement"), pursuant to which the Existing Revolving Lenders agreed to provide the Borrowers with a revolving credit facility;

            WHEREAS, the Borrowers, Bank of America, as the administrative agent thereunder and the several financial institutions identified on the signature pages thereto (the "Existing Term Lenders") are parties to that certain Term Loan Credit Agreement, dated as of May 30, 2003 (as amended, the "Existing Term Loan Credit Agreement" and together with the Existing Revolving Credit Agreement, the "Existing Credit Agreements"), pursuant to which the Existing Term Lenders agreed to provide the Borrowers with a term credit facility; and

            WHEREAS, the Borrowers have requested that the parties amend and restate the Existing Credit Agreements so that, among other things, the Lenders can provide one revolving and term credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

            NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree that the Existing Credit Agreements are hereby amended and restated in their entirety as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

      1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

            "Actual Debt Service" means, for any period, aggregate debt service on all Total Funded Indebtedness (exclusive of balloon payments), including Total Scheduled Amortization and Total Interest Expense.

            "Adjusted Tangible Net Worth" means, as of the date of determination, an amount equal to the sum of (a) Consolidated Tangible Net Worth, plus (b) accumulated depreciation of the Borrowing Group on a consolidated basis, all in accordance with GAAP.

            "Adjusted Total EBITDA" means, for any period, an amount equal to the sum of (a) Total EBITDA, minus (b) the Capital Expenditure Reserve as of the last day of such period.

            "Adjusted Total NOI" means, for any period, an amount equal to the sum of (a) Total Net Operating Income, minus (b) the Capital Expenditure Reserve as of the last day of such period.

            "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.

            "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

            "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.


            "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Aggregate Commitments" means the Commitments of all the Lenders.

            "Aggregate Credit Exposures" means, at any time and without double counting, the sum of (i) the unused portion of the Revolving Commitment then in effect, and (ii) the Total Outstandings at such time.

            "Aggregate Recourse Indebtedness" means, on any date of determination and without double counting, the sum of (a) the Obligations, plus
(b) the Borrowing Group's Share of Recourse Indebtedness.

            "Agreement" means this Amended and Restated Senior Secured Credit Agreement, as may be amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time.

            "AIMCO" is defined in the preamble to this Agreement.

            "AIMCO/Bethesda" is defined in the preamble to this Agreement.

            "Applicable Percentage" means, as of the date of determination:

                  (a) with respect to a Lender's obligation to make Revolving Loans and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolving Commitments being terminated or reduced to zero, the percentage obtained by dividing
      (y) such Lender's Revolving Commitment, by (z) the aggregate Revolving Commitments of all Lenders, and (ii) from and after the time that all Revolving Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender's Revolving Loans by (z) the aggregate outstanding principal amount of all Revolving Loans,

                  (b) with respect to a Lender's obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and to receive payments of fees with respect thereto, (i) prior to the Revolving Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender's Revolving Commitment, by (z) the aggregate Revolving Commitments of all Lenders, and (ii) from and after the time that the Revolving Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender's Revolving Loans by (z) the aggregate outstanding principal amount of all Revolving Loans,

                  (c) with respect to a Lender's obligation to make a Term Loan and receive payments of interest, fees, and principal with respect thereto, (i) prior to the making of the Term Loan, the percentage obtained by dividing (x) such Lender's Term Loan Commitment, by (y) the aggregate amount of all Lenders' Term Loan Commitments, and (ii) from and after the making of the Term Loan, the percentage obtained by dividing (x) the aggregate outstanding amount of such Lender's Term Loans by (y) the Term Loan Amount, and

                  (d) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 10.04), the percentage obtained by dividing (i) such Lender's Revolving Commitment, plus such Lender's portion of the Term Loan Amount, by (ii) the aggregate amount of Revolving Commitments of all Lenders, plus the Term Loan Amount; provided, however, that in the event the Revolving Commitments have been terminated or reduced to zero, the Applicable Percentage under this clause (d) shall be the percentage obtained by dividing (A) the outstanding principal amount of such Lender's Revolving Loans, plus such Lender's ratable portion of the outstanding Letters of Credit, plus such Lender's portion of the Term Loan Amount by (B) the principal amount of all outstanding Revolving Loans, plus the aggregate amount of outstanding Letters of Credit, plus the Term Loan Amount.

                  (e) The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

            "Applicable Revolving Rate" means the following percentages per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Section 6.02(b):

                                   APPLICABLE REVOLVING RATE
--------------------------------------------------------------------------------------------------------
                                                                                              LETTERS OF
PRICING LEVEL           LEVERAGE RATIO            EURODOLLAR RATE +         BASE RATE +         CREDIT
-------------           --------------            -----------------         -----------         ------
      1                     < 50%                       1.50%                     0%             1.50%

      2                > OR = 50% and < 55%             1.75%                     0%             1.75%

      3                > OR = 55% and < 60%            1.875%                  0.15%            1.875%

      4                > OR = 60%                       2.00%                  0.25%             2.00%

            Any increase or decrease in the Applicable Revolving Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the date such Compliance Certificate is delivered. The Applicable Revolving Rate in effect from the Closing Date through the date of delivery of the initial Compliance Certificate shall be determined based upon Pricing Level 2.

            "Applicable Term Rate" means the following percentages per annum based on whether that portion of the Term Loan is a Eurodollar Rate Loan or a Base Rate Loan: (a) for a Eurodollar Rate Loan, 2.00%, and (b) for a Base Rate Loan, 0.25%.

            "Applicable Unused Fee" means the following percentages per annum based upon the Usage (as such term is defined below) as of the date of determination:

            APPLICABLE UNUSED FEE
----------------------------------------------------
USAGE                                     UNUSED FEE
-----                                     ----------
 > 50%                                       0.15%

 < OR = 50%                                  0.25%

As used in this definition, the term "Usage" shall mean on each date of determination the percentage of usage of the Revolving Commitments obtained by subtracting the average daily Total Revolving Outstandings for the most recent fiscal quarter ending prior to the date of determination from the aggregate Revolving Commitments then in effect.

            "Approved Fund" means any Fund that is administered or managed by
(a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

            "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent which acceptance will not be unreasonably withheld or delayed, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

            "Attributable Indebtedness" means, on any date, in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

            "Audited Financial Statements" means the audited consolidated balance sheet of the REIT for the fiscal year ended December 31, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the REIT, including the notes thereto.

            "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Revolving Commitment Termination Date,
(b) the date of termination of the Revolving Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Revolving Lender to make Revolving Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

            "Bank of America" means Bank of America, N.A. and its successors.

            "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

            "Base Rate Loan" means a Committed Loan that bears interest based on the Base Rate.

            "Borrowers" has the meaning specified in the introductory paragraph hereto. Any reference to Borrowers herein shall be deemed to refer to each Person constituting Borrowers, and the responsibilities, obligations and covenants of each such Person under this Agreement and the other Loan Documents shall be joint and several unless expressly stated otherwise herein or the context otherwise requires; provided, however, that the obligations of Borrowers with respect to delivery of reports, financial statements and certifications may be performed by AIMCO for or on behalf of any or all of the REIT, AIMCO/Bethesda and NHP Management, as applicable.

            "Borrowing" means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

            "Borrowing Group" means the Borrowers and all of their respective Subsidiaries.

            "Borrowing Group's Share" means, with respect to any item (including by way of example and not of limitation, Indebtedness, EBITDA, Net Income, Net Operating Income, Interest Expense or Scheduled Amortization) of the Borrowing Group, its allocable pro rata share (which share, for example, would be 100% in the case of a Borrower or 60% in the case of a Subsidiary in which a Borrower owns 60% of the Equity Interests and/or is allocated 60% of the applicable item) of the applicable item based on the Borrowing Group's aggregate percentage ownership interest in items of income or loss of such Person consistent with that used in the preparation of the REIT's financial statements; provided, that, if the percentage ownership used in the preparation of the REIT's financial statements does not, in the good faith judgment of the Borrowers, accurately reflect the Borrowing Group's share of Indebtedness, EBITDA, Net Income, Net Operating Income, Interest Expense, Scheduled Amortization and other similar items, then such items may be adjusted by the Borrowers subject to disclosure to and approval by the Administrative Agent.

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of the United States where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London Interbank Eurodollar market.

            "Capital Expenditure Reserve" means, as of any date of determination, the product of (a) an amount not less than $350.00 (which amount is subject to adjustment as provided below but shall never be less than $350), and (b) the Borrowing Group's Share of apartment units owned as of such date of determination; provided, however, that an apartment unit shall be excluded from the foregoing calculation if, at the date of determination, a mortgage lender with respect to such apartment unit holds a funded reserve for future capital improvements for such apartment unit. Administrative Agent may review the Capital Expenditure Reserve on December 31, 2005 and as of the last day of each subsequent calendar year (a "Review Date") and, upon written notice to the Borrowers provided within 30 days after delivery of the Compliance Certificate relating to such calendar year, increase the per unit dollar amount in clause
(a) above by an amount not to exceed the lesser of (i) $24.50 per year per unit or (ii) the amount by which the actual amount of Capital Expenditures per unit for the apartment units (the "Actual CapEx Amount") in clause (b) for the prior four calendar quarters exceeds $350 plus any prior annual increases; provided, however, that if the Actual CapEx Amount declines from one year to the next, then the per unit dollar amount in clause (a) above shall automatically decrease as of each Review Date to an amount equal to the greater of (x) $350 per unit and (y) the Actual CapEx Amount for the prior four calendar quarters.

            "Capital Expenditures" means, for any period and with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing of fixed or capital assets or additions to equipment or property (including replacements, capitalized repairs and improvements during such period but excluding Capital Improvements, Construction/Renovation and Moderate Redevelopment) which should be capitalized under GAAP on a consolidated balance sheet of such Person. For the purpose of this definition, the purchase price of assets or additions to equipment or property which is purchased simultaneously with the trade-in of existing assets or additions to equipment or property owned by such Person or with insurance proceeds shall be included in "Capital Expenditures" only to the extent of the gross amount of such purchase price, less the credit granted by the seller of such asset, addition to equipment or property for such asset, addition to equipment or property being traded in at such time, or the amount of such proceeds, as the case may be.

            "Capital Improvements" means all development capital expenditures that are made to enhance the value or profitability of an asset from its original purchase condition.

            "Casden" means, collectively, Casden Properties, Inc., National Partnership Investments Corp., and other Affiliates or related entities thereof in existence as of the date immediately prior to the date of the Casden Acquisition, directly or indirectly acquired by, or merged into, the Borrowers and/or their Affiliates from time to time as provided in the Casden Merger Agreement.

            "Casden Acquisition" means the acquisition of assets, rights and interests, including, without limitation, all corporate interests, general and limited partnership interests and limited liability company interests comprising Casden, and all other Property and associated rights held or controlled, directly or indirectly, by Casden acquired after March 11, 2002 pursuant to that certain Agreement and Plan of Merger, dated as of December 3, 2001 (the "Casden Merger Agreement"), by and among the REIT, Casden Properties Inc. and XYZ Holdings LLC, including all documents executed in connection therewith or attached as exhibits thereto, and the "OP Unit Contribution Agreement" and the "Casden Contribution Agreement" (as the foregoing terms are defined in the Casden Merger Agreement).

            "Cash" means money, currency or a credit balance in any demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

            "Cash Collateral" has the meaning specified in Section 2.03(g).

            "Cash Collateralize" has the meaning specified in Section 2.03(g).

            "Cash Equivalents" means:

            (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than six months from the date of acquisition;

            (b) certificates of deposit, time deposits, demand deposits, eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a term of not more than three (3) months, issued by Administrative Agent or any Lender, or by any U.S. commercial bank (or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S.) having combined capital and surplus of not less than $100,000,000 whose short-term securities are rated at least A-1 by S&P and P-1 by Moody's; provided, however, such Investments may not be made by the Borrowers or any Subsidiary in amounts in excess of $2,000,000 with any lender that is owed Indebtedness in excess of $2,000,000 by

Borrowers or any Subsidiary (other than (i) the Obligations and funds held by Bank of America cash investments services, including, without limitation, Nations Funds, Funds Sweep and overnight repos, and (ii) any balances of Borrowers or any Subsidiary held by any Lender so long as such balances are maintained in compliance with Section 10.08 herein) unless such bank waives in writing (in form and substance satisfactory to the Administrative Agent) its right to set-off such Investment against such Indebtedness;

            (c) demand deposits on deposit in accounts maintained at commercial banks having membership in the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder; and

            (d) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's and in either case having a term of not more than three (3) months.

            "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

            "Change of Control" means an event or series of events by which:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 33-1/3% of the common shares of the REIT on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

                  (b) during any period of 12 consecutive months, a majority of the members of the board of directors of the REIT cease to be composed of individuals (i) who were members of that board on the first day of such period, (ii) whose election or nomination to that board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or (iii) whose election or nomination to that board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

            "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 10.01.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" means the collateral pledged to the Administrative Agent for the ratable benefit of the Lenders pursuant to the Pledge Agreements.

            "Commitment" means any Term Loan Commitment or any Revolving Commitment, as applicable.

            "Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

            "Committed Loan" means a Revolving Loan or a Term Loan.

            "Committed Loan Notice" means a notice of (a) a Committed Borrowing,
(b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

            "Compliance Certificate" means a certificate substantially in the form of Exhibit D.

            "Consolidated Tangible Net Worth" means, as of any date of determination, for the REIT on a consolidated basis, (a) shareholders' equity in respect of the REIT on that date, minus (b) the Intangible Assets of the Borrowing Group on that date.

            "Contingent Acquisition Note" means, collectively, those four Promissory Notes, in respect of each Real Estate Company, in the aggregate outstanding principal amount of approximately $434,656,739 as of the Closing Date from AIMCO, as maker, in favor of XYZ Holdings LLC, as holder, pursuant to those outstanding Tri-Party Agreements dated March 11, 2002, among each of the Real Estate Companies and the REIT, AIMCO and certain other entities secured by a pledge of the membership interests in each of the Real Estate Companies owned by a Subsidiary of the REIT, which secured promissory notes represent (i) approximately $400,611,000 as of the Closing Date as the purchase price for the Real Estate Companies, less the aggregate amount of construction loans to be refinanced, and (ii) approximately $34,045,739 as of the Closing Date for an earnout payment for the Real Estate Companies. "Contingent Acquisition Note" shall not include any renewal, extension or refinancing of such Indebtedness.

            "Construction/Renovation" means the Borrowing Group's Share of any New Construction or any substantial rehabilitation, renovation and/or expansion of any multi-family property which, in the case of rehabilitation, renovation or expansion, involves the repositioning or upgrading of such multi-family property with respect to comparable multi-family properties located in the proximate geographic area, excluding any Moderate Redevelopment. The Borrowing Group's Share of Properties under Construction/Renovation as of the Closing Date are listed on Schedule 1.01C attached hereto.

            "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Conversion Notice" has the meaning specified in Section
2.01(b)(ii).

            "Converted Term Loan" has the meaning specified in Section 2.01(b)(ii).

            "Credit Extension" means each of the following: (a) a Borrowing and
(b) an L/C Credit Extension.

            "Debt Service Coverage Ratio" means, as of any date of determination, the ratio of (a) Adjusted Total EBITDA for the four quarter period ending on such date to (b) Actual Debt Service during such four quarter period.

            "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

            "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

            "Default Rate" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus
(ii) the Applicable Revolving Rate or Applicable Term Rate, if any, applicable to Base Rate Loans plus (iii) 3% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Revolving Rate or Applicable Term
Rate) otherwise applicable to such Loan plus 3% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Revolving Rate plus 3% per annum.

            "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

            "Development Assets" means, as of any date of determination, raw land, vacant out parcels or real property or any portion thereof owned by a Person and which, as of such date, is in whole or material part the subject of Construction/Renovation; provided, that such real property or any portion thereof will be included in "Development Assets" only until the earlier of (a) the date on which the property or any portion thereof achieves an occupancy level of at least eighty-five percent (85%) for the most recent complete quarter, and (b) six months after the date of completion of Construction/Renovation such that the property or any portion thereof may legally be occupied for its intended purpose.

            "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and dispositions due to casualty or condemnation) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

            "Dollar" and "$" mean lawful money of the United States.

            "EBITDA" means, for any period and for any Person, an amount equal to such Person's Net Income for such period plus (a) the following, to the extent deducted in calculating such Net Income: (i) such Person's Interest Expense plus other costs related to amortization of fees and expenses relating to the issuance of indebtedness for such period, (ii) the provision for

Federal, state and local income taxes payable by such Person for such period,
(iii) such Person's depreciation and amortization expense for such period and
(iv) other non-cash expenses of such Person reducing such Net Income for such period which do not represent a cash item in such period or any future period and minus (b) the following to the extent included in calculating such Net
Income: (i) Federal, state and local income tax credits of the Person for such period and (ii) all non-cash items increasing such Person's Net Income for such period.

            "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrowers (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrowers or any of the Borrowers' Affiliates or Subsidiaries.

            "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

            "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrowers, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement by any Loan Party pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Equity Interest" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. Convertible debt shall not constitute an Equity Interest unless and until such debt is converted into the applicable underlying securities.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrowers within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

            "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrowers or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrowers or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrowers or any ERISA Affiliate.

            "Eurodollar Rate" means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the commencement of such Interest Period.

            "Eurodollar Rate Loan" means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

            "Event of Default" has the meaning specified in Section 8.01.

            "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) taxes imposed on or measured by its overall net income (or any Person whose net income is measured with reference to it) (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located, or in which it is doing business, or in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrowers are located and (c) other than with respect to an assignee pursuant to a request by the Borrowers under Section 10.13, any withholding tax that is imposed on amounts payable to such Person at the time such Person becomes a party hereto (or designates a new Lending Office) or is attributable to such Person's failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Person (or its assignor, if any) was entitled, at the time of its appointment or designation of a new Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 3.01(a).

            "Existing Credit Agreements" has the meaning set forth in the Recitals.

            "Existing Letters of Credit" means the letters of credit set forth on Schedule 1.01E.

            "Existing Revolving Commitment Termination Date" is defined in
Section 2.14(a).

            "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

            "Fee Letter" means the letter agreement, dated September 16, 2004, among the Borrowers, the Administrative Agent, the Syndication Agent and the Joint Lead Arrangers.

            "Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (a) Adjusted Total EBITDA for the four fiscal quarter period ending on such date to (b) Fixed Charges for such period.

            "Fixed Charges" means, for any period, the sum of (i) Total Interest Expense for such period, plus (ii) Total Scheduled Amortization for such period, plus (iii) dividends accrued (whether or not declared or payable) on any shares of preferred Stock and/or preferred Partnership Units of the Borrowers or any of their Subsidiaries outstanding during such period, which preferred securities are owned at any time during such period by Persons other than the Borrower and their Subsidiaries.

            "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "FRB" means the Board of Governors of the Federal Reserve System of the United States.

            "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

            "Funded Indebtedness" means, as of any date of determination, for any Person, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments (other than surety bonds and bonds supporting utility deposits or other comparable security deposits) (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital lease obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above, and (g) all Indebtedness of the types referred to in clauses
(a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the such Person or its Subsidiary is a general partner or joint venturer with liability for joint venture obligations, unless such Indebtedness is expressly made not Recourse to the Person or such Subsidiary; provided, however, that solely for purposes of Sections 7.03(g) and 7.11 and the definitions relating to calculations of financial covenants contained therein and for purposes of determining the Applicable Revolving Rate, "Funded Indebtedness" shall exclude Intra-Company Debt, deferred income taxes, security deposits, accounts payable and accrued liabilities and any prepaid rent (as such terms are defined under GAAP). Notwithstanding the foregoing, "Funded Indebtedness" shall only include the net obligations of the REIT, AIMCO and NAPICO under the REAL Litigation Settlement Agreement, which shall be calculated quarterly based on the amount, if any, by which the principal amount outstanding under the NAPICO Notes exceeds the product of (1) the then remaining number of shares of Mirror Notes Stock held by NAPICO or an Affiliate of NAPICO as pledge, multiplied by (2) the average closing share price of such Mirror Notes stock on the NYSE over the 21 trading day period immediately prior to each quarter-end. In all events, the net obligations of the REIT, AIMCO and NAPICO under the REAL Litigation Settlement Agreement shall not be less than zero.

            "Funds From Operations" means, with respect to Borrowers and their Subsidiaries on a consolidated basis, net income calculated in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus real estate depreciation and amortization (excluding amortization of financing costs), plus amortization associated with the purchase of property management companies, and after adjustments for unconsolidated partnerships and joint ventures (with adjustments for unconsolidated partnerships and joint ventures calculated to reflect funds from operations on the same basis) together with adjustments for the non-cash deferred portion of any income tax provision for unconsolidated subsidiaries and the payment of dividends on preferred Stock, as interpreted by the National Association of Real Estate Investment Trusts in its March, 1995, White Paper on Funds From Operations; provided, however, the following shall be excluded when calculating "Funds From Operations": (i) non-cash adjustments for preferred Stock issuance costs and (ii) non-cash adjustments for loan amortization costs.

            "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

            "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

            "Granting Lender" has the meaning specified in Section 10.06(h).

            "Gross Asset Value" means, as of any date of determination and without double counting any item, the sum of the Borrowing Group's Share of the following:

                  (i) Cash (including Restricted Cash but excluding any Cash held in funds for Capital Expenditures and actually deducted in the determination of Capital Expenditure Reserve as provided in the definition thereof), funds held in sinking funds or interest reserves and Cash held in escrow in connection with property exchanges under Section 1031 of the Code, and Cash Equivalents;

                  (ii) Notes Receivable valued at net realizable value as of such date of determination in accordance with GAAP;

                  (iii) with respect to all real estate assets wholly or partially owned by such Person(s) throughout the most recent four calendar quarters ending on or prior to such date of determination (other than Development Assets), the Adjusted Total NOI attributable to such real estate assets for such four quarter period divided by 8.25%;

                  (iv) with respect to all real estate assets wholly or partially owned on such date of determination, but acquired less than four calendar quarters but at least one calendar quarter preceding such date of determination (other than Development Assets), the Adjusted Total NOI attributable to such real estate assets for any period that such Person(s) owned such assets measured on an annualized basis and divided by 8.25%;

                  (v) with respect to all real estate assets wholly or partially owned on such date of determination, but acquired less than one calendar quarter preceding such date of determination (other than Development Assets), 100% of the purchase price paid by such Person(s) for such assets;

                  (vi) 100% of the book value (determined in accordance with GAAP) of Development Assets and Unimproved Land owned as of such date of determination; and

                  (vii) an amount equal to 400% of the aggregate EBITDA attributable to, without duplication, property and asset management fees of the Borrowing Group for the four consecutive fiscal quarter period preceding such date of determination.

            "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such
Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

            "Guarantor" means each Subsidiary of any Borrower that executes and delivers a counterpart of any Guaranty on the Closing Date or from time to time thereafter pursuant to Section 6.12, and collectively are referred to herein as the "Guarantors". The Guarantors as of the Closing Date are set forth on
Schedule 1.01G attached hereto.

            "Guaranty" means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F.

            "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

            "Honor Date" is defined in Section 2.03(c)(i).

            "Increase Effective Date" is defined in Section 2.15(d).

            "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments (other than surety bonds and bonds supporting utility deposits or other comparable security deposits);

                  (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties and similar instruments;

                  (c) net obligations of such Person under any Swap Contract;

                  (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

                  (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (f) capital lease obligations of such Person;

                  (g) all obligations of such Person (other than Qualified Redemption Obligations) to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person, valued, in the case of a redeemable preferred interest, at the liquidation preference plus accrued and unpaid dividends; and

                  (h) all Guarantees of such Person in respect of any of the foregoing.

            For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer with liability for joint venture obligations, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. Solely for purposes of Sections 7.03(g) and 7.11 and the definitions relating to calculations of financial covenants contained therein and for purposes of determining the Applicable Revolving Rate, "Indebtedness" shall exclude Intra-Company Debt, deferred income taxes, security deposits, accounts payable and accrued liabilities and any prepaid rent (as such terms are defined under GAAP). Notwithstanding the foregoing, "Indebtedness" shall only include the net obligations of the REIT, AIMCO and NAPICO under the REAL Litigation Settlement Agreement, which shall be calculated quarterly based on the amount, if any, by which the principal amount outstanding under the NAPICO Notes exceeds the product of (1) the then remaining number of shares of Mirror Notes Stock held by NAPICO or an Affiliate of NAPICO as pledgee, multiplied by (2) the average closing share price of such Mirror Notes Stock on the NYSE over the 21 trading day period immediately prior to each quarter-end. In all events, the net obligations of the REIT, AIMCO and NAPICO under the REAL Litigation Settlement Agreement shall not be less than zero.

            "Indemnified Taxes" means Taxes other than Excluded Taxes.

            "Indemnitees" has the meaning specified in Section 10.04(b).

            "Intangible Assets" means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs, but only to the extent such intangible assets are material or separately and distinctly identified in a line item on the REIT's balance sheet.

            "Interest Expense" means, for any Person and for any period, without duplication, the sum of (x) gross interest expense paid, incurred or accrued during such period by such Person (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments), including capitalized interest, plus (y) the portion of the upfront costs and expenses for Swap Contracts entered into by such Person (to the extent not included in gross interest expense) fairly allocated to such Swap Contracts as expenses for such period, as determined for such Person in accordance with GAAP, provided, that, included in Interest Expense will be all interest expense accrued by Borrowers and their respective Subsidiaries during such period, even if not payable on or before the Maturity Date, and excluded from Interest Expense will be all amortization of costs for the issuance of debt and interest accrued under any Intra-Company Debt.

            "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Revolving Commitment Termination Date or the Term Loan Maturity Date as applicable; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each month and the Revolving Commitment Termination Date or Term Loan Maturity Date as applicable.

            "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrowers in their applicable Committed Loan Notice; provided that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the Revolving Commitment Termination Date or the Term Loan Maturity Date, as applicable.

            "Interest Reserves" means, with respect to any Indebtedness, the aggregate of all sums held by any applicable lender as reserves for future interest payments in respect of the Borrowing Group's Share of such Indebtedness.

            "Intra-Company Debt" means all Indebtedness (whether book-entry or evidenced by a term, demand or other note or other instrument) owed by any member of the Borrowing Group to any other member of the Borrowing Group; provided, that, all such Intra-Company Debt owed by Borrowers or any Guarantor (excluding a de minimis amount thereof not to exceed $250,000) shall be subordinated in right of payment to the payment in full of the Obligations in accordance with the terms of the Intra-Company Loan Subordination Agreement.

            "Intra-Company Loan Subordination Agreement" means a Subordination Agreement, in the form attached hereto as Exhibit H, with respect to Intra-Company Debt, in favor of Administrative Agent for the ratable benefit of Lenders, and entered into by each of the lenders of the Intra-Company Debt, Borrowers and Guarantors.

            "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the book value of such Investment.

            "Investment Affiliate" means any Person in which any member of the Borrowing Group, directly or indirectly, has an Equity Interest and whose financial results are not consolidated with the financial results of the Borrowing Group in accordance with GAAP.

            "IP Rights" has the meaning specified in Section 5.17.

            "IRS" means the United States Internal Revenue Service.

            "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

            "Issuer Documents" means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrowers (or any Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.

            "Joinder Agreement" means a joinder agreement substantially in the form attached hereto as Exhibit I.

            "Joint Lead Arrangers" mean Banc of America Securities LLC and KeyBanc Capital Markets, in their capacities as joint lead arrangers and joint book managers.

            "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

            "L/C Advance" means, with respect to each Revolving Lender, such Revolving Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

            "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

            "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

            "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

            "L/C Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

            "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

            "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

            "Letter of Credit" means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.

            "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

            "Letter of Credit Expiration Date" means the day that is seven days prior to the Revolving Commitment Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

            "Letter of Credit Fee" has the meaning specified in Section 2.03(i).

            "Letter of Credit Sublimit" means an amount equal to 10% of the Revolving Commitment then in effect. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

            "Leverage Ratio" means, on any date of determination, the ratio of
(a) Total Funded Indebtedness to (b) Gross Asset Value.

            "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other similar encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

            "Loan" means a Term Loan, a Revolving Loan and a Swing Line Loan, as the context requires.

            "Loan Documents" means this Agreement, each Revolving Note, each Term Note, each Issuer Document, the Fee Letter, the Guaranty, the Intra-Company Loan Subordination Agreement, the Pledge Agreements, and other instrument, document or agreement from time to time delivered by a Loan Party in connection with this Agreement.

            "Loan Parties" or "Loan Party" means, individually or collectively, the Borrowers, each Guarantor and each Subsidiary which is party to a Pledge Agreement, as applicable.

            "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrowers or the Borrowers and their Subsidiaries taken as a whole; (b) a material impairment of the ability of (x) a Borrower or (y) the Loan Parties (other than the Borrowers), taken as a whole, to perform the Obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Loan Parties of the Loan Documents.

            "Maturity Date" means the later to occur of the Term Loan Maturity Date or the Revolving Commitment Termination Date.


            "Mirror Notes" means the indemnity obligations of The Casden Company, a California corporation ("The Casden Company"), to NAPICO, which are evidenced by certain non-recourse promissory notes issued by The Casden Company or one of its Affiliates in favor of NAPICO, which have the same interest rate and maturity schedule as the NAPICO Notes.

            "Mirror Notes Stock" means those certain 804,181 shares of common Stock of the REIT pledged by The Casden Company or one of its Affiliates to NAPICO to secure the payment of the Mirror Notes, as such number of shares may be reduced from time to time pursuant to the REAL Litigation Settlement Agreement.

            "Moderate Redevelopment" means any renovation of any multi-family property that does not involve any demolition of existing units and which does not involve taking units out of service for more than 30 consecutive days or not more than 20% of the total units in a multi-family property undergoing such renovation, in each case at any particular time.

            "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

            "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrowers or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

            "NAPICO Notes" means those certain promissory notes made by NAPICO in the aggregate amount of $35,000,000 in favor of the plaintiffs of the REAL Litigation.

            "Negative Pledge Assets" means, collectively, (i) the Note(s) Receivables, (ii) all property management contracts of the Borrowing Group, and
(iii) the Borrowing Group's general partnership interests in partnerships that own properties managed by any member of the Borrowing Group.

            "Net Disposition Proceeds" means, with respect to any Disposition of any property (including as a result of casualty or condemnation and any purchase price refund in respect of any acquisition), Subsidiary, Affiliate or material property management contract, the Borrowing Group's Share of Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise or any earnout payments after the closing of a Disposition, but only as and when so received) or Cash Equivalents received from such Disposition, net of any bona fide direct costs incurred in connection with such Disposition, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Disposition as a result of any gain recognized in connection with such Disposition and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the Stock or assets in question and that is required to be repaid under the terms thereof as a result of such Disposition.

            "Net Income" means, for any period and for any Person, the net income of the Person for that period, determined in accordance with GAAP; provided that there shall be excluded the net amount of any gains or non-cash losses.

            "Net Operating Income" means, for any period, as to any real property asset (a) all gross revenues received from the operation of such property during such period (including, without limitation, payments received from insurance on account of business or rental interruption and condemnation proceeds from any temporary use or occupancy, in each case, to the extent attributable to the period for which such Net Operating Income is being determined, but excluding any proceeds from the sale or other disposition of any part or all of such property; or from any financing or refinancing of such property; or from any condemnation of any part or all of such property (except for temporary use or occupancy); or on account of a casualty to the property (other than payments from insurance on account of business or rental interruption); or any security deposits paid under leases of all or a part of such property, unless forfeited by tenants), minus (b) all reasonable and customary property maintenance and repair costs, leasing and administrative costs, management fees and, without double counting, real estate taxes and insurance premiums paid or accrued on account of such property (whether by direct payment or by deposit into reserves for future payment) (exclusive of Capital Expenditures). When calculating Net Operating Income, there shall be no deduction for any non cash items, such as depreciation.

            "New Construction" means the development and construction of any new multi-family property by any Borrower, any Guarantor or any of their respective Subsidiaries and shall not include any renovations, rehabilitations or expansions of existing multi-family properties.

            "NHP Management" is defined in the preamble to this Agreement.

            "Non-Controlled Entities" means any Person in which (i) the Borrowing Group owns Equity Interests that represent less than 67% of the total outstanding Equity Interests of such Person, and (ii) the Borrowing Group does not hold the position of general partner, managing member or equivalent sole controlling position, as applicable, in such Person, unless the Borrowing Group has sole control over decisions regarding sale, refinance, management and distributions with regard to investments of that Person pursuant to the Organization Documents of such Person.

            "Non-Core Assets" means unimproved land (other than Development Assets) of the Borrowing Group and Notes Receivable of the Borrowing Group valued at their net book value.

            "Non-Recourse Indebtedness" means Indebtedness which is not Recourse Indebtedness.

            "Note(s)" means either or both of the Term Note or Revolving Note, as the context requires.

            "Note(s) Receivable" means a payment obligation to a member or members of the Borrowing Group (other than Intra-Company Debt) which is evidenced by a written and enforceable promissory note and which is classified as a note receivable in accordance with GAAP.

            "NYSE" means the New York Stock Exchange.

            "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

            "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

            "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document; provided, however, that "Other Taxes" shall not include such amounts to the extent imposed as a result of any transfer by any Lender or the Administrative Agent of any interest in or under any Loan Document.

            "Outstanding Amount" means (i) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments thereof occurring on such date; and
(ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

            "Participant" has the meaning specified in Section 10.06(d).

            "Partnership Units" means the units of limited partnership interest in the Borrowers or any of their Subsidiaries, as the case may be, issued and outstanding from time to time.

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrowers or any ERISA Affiliate or to which the Borrowers or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrowers or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

            "Pledge Agreement" means a Security Agreement (Securities), in the form of Exhibit J-1 or J-2, attached hereto, in favor of the Administrative Agent for the ratable benefit of the Lenders and entered into by a Borrower or a Subsidiary of a Borrower that owns the Collateral as described therein.

            "Qualified Redemption Obligations" means, (i) in the case of AIMCO, the obligation of AIMCO to acquire or redeem issued Partnership Units which obligation AIMCO may elect to satisfy with shares of common Stock of the REIT and (ii) any obligation of a Person to redeem or repurchase an Equity Interest in such Person either (a) upon the happening of a change of control or other conditional event which is not reasonably likely to occur and which condition is set forth in the applicable securities and which event has in fact not occurred prior to the date of determination hereunder, or (b) at the holder's option (except following or as a result of circumstances described in clause (a) above) only after the date which is one year after the Maturity Date. In all events, "Qualified Redemption Obligations" include all preferred Equity Interests which are convertible only into common Stock of the REIT.

            "Real Estate Company" means each of Casden Glendon LLC, Casden Park La Brea A LLC, Casden Park La Brea B LLC and Casden Park La Brea C LLC, and "Real Estate Companies" means all of such companies collectively.

            "Real Litigation" means In re Real Estate Associates Limited Partnership Litigation, CV 98 7035 DDP, United States District Court, Central District of California.

            "REAL Litigation Settlement Agreement" means that certain Settlement Agreement, dated as of August 12, 2003, by and among the REIT, AIMCO, National Partnership Investment Corp., a California corporation ("NAPICO"), Cerberus Partners, L.P., a Delaware limited partnership, XYZ Holdings, LLC, a Delaware limited liability company, Alan I. Casden, an individual, The Casden Company, a California corporation, and Casden Investment Corp., a California corporation, with respect to the settlement of the REAL Litigation.

            "REAL Litigation Guaranty" means that certain Guaranty made by AIMCO in favor of the plaintiffs of the REAL Litigation with respect to the payment and performance of the NAPICO Notes.

            "Recourse" means, with respect to any Indebtedness or Guarantee of any Person, that such Indebtedness or Guarantee is recourse to the general assets and/or properties of such Person (except as provided below); provided, however, that with respect to Indebtedness secured by real property which is characterized as "nonrecourse" or which is only Recourse to the real property of the Person except for limitations to the "nonrecourse" nature of the obligation, such Indebtedness shall only be deemed "Recourse" if and to the extent the nonrecourse exceptions are for the Person's liability for the following under the applicable loan documentation and the events described in clauses (a) through (j) have occurred and the lender or holder of such Indebtedness or Guarantee has given written notice of the occurrence thereof: (a) fraud, waste, material misrepresentation, or willful misconduct; (b) indemnification with respect to environmental matters or failure to comply with Environmental Laws;
(c) failure to maintain required insurance policies; (d) misapplication of insurance proceeds, condemnation awards and tenant security deposits; (e) breach of covenants relating to unpermitted transfers or encumbrances of real property or other collateral; (f) misappropriation or misapplication of property income;
(g) breach of covenants relating to unpermitted transfers of interests in a Person; (h) failure to deliver books and records; (i) failure to pay transfer fees or charges; or (j) other matters substantially the same as those set forth in clauses (a) through (i) above. An obligation of a Person that is not Recourse to the assets and/or properties of such Person shall not be considered a "Recourse" obligation unless any of the events or circumstances described in clauses (a) through (j) above have occurred and the lender or holder of such Indebtedness or Guarantee has given written notice of the occurrence of such events or Indebtedness. Indebtedness of a Single Purpose Entity secured by that Single Purpose Entity's real property assets shall not be considered a "Recourse" obligation provided the Indebtedness is recourse only to such Single Purpose Entity's assets.

            "Recourse Indebtedness" means that portion of Total Funded Indebtedness in which the Recourse of the applicable lender or lenders to the obligor for non-payment is not limited to such lender's Lien on an asset or assets, including any guarantee of payment by a member of the Borrowing Group or an Investment Affiliate. "Recourse Indebtedness" shall include any Indebtedness consisting of preferred Stock or preferred Partnership Units which are not Qualified Redemption Obligations but are otherwise mandatorily redeemable or redeemable at the option of the holder thereof. If a Person is a Single Purpose Entity which owns an unencumbered real property asset and has Indebtedness which is not directly recourse to that real property asset, such Indebtedness shall not be considered "Recourse Indebtedness", provided no other member of the Borrowing Group is directly or indirectly liable or for such Indebtedness.

            "Register" has the meaning specified in Section 10.06(c).

            "REIT" is defined in the preamble to this Agreement.

            "REIT Status" means, with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Code, and (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 et seq. of the Code.

            "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

            "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

            "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

            "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the sum of (a) the Revolving Commitments then in effect or, if the Commitment of each Revolving Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, the Total Revolving Outstandings (with the aggregate amount of each Revolving Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Revolving Lender for purposes of this definition), and (b) the Term Loan Amount; provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any

Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

            "Required Revolving Lenders" means, as of any date of determination, Revolving Lenders having more than 50% of the Aggregate Revolving Commitments, or if the commitment of each Revolving Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extension have been terminated pursuant to Section 8.02, at least two or more Revolving Lenders holding in the aggregate more than 50% of the Total Revolving Outstandings (with the aggregate amount of each Revolving Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans deemed "held" by such Revolving Lender for purposes of this definition).

            "Required Supermajority Lenders" means, as of any date of determination, Lenders having 67% or more of the sum of (a) the Revolving Commitments then in effect or, if the Commitment of each Revolving Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, the Total Revolving Outstandings (with the aggregate amount of each Revolving Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Revolving Lender for purposes of this definition), and (b) the Term Loan Amount; provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

            "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or any executive vice president of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

            "Restricted Cash" means the Borrowing Group's Share of any Cash pledged to any lender (including a Lender) and includes the Cash indicated in the line item for "restricted cash" in the REIT's balance sheet from time to time.

            "Restricted Payment" means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest of such Person, or on account of any return of capital to such Person's stockholders, partners or members (or the equivalent Person thereof).

            "Revolving Commitment" means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender's name on Schedule 2.01A or in the Assignment and Assumption pursuant to which such Revolving Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Revolving Commitment shall not exceed $450,000,000, unless increased pursuant to Section 2.15.

            "Revolving Commitment Termination Date" means the later of (a) November 2, 2007 and (b) if the Existing Revolving Commitment Termination Date is extended pursuant to Section 2.14, such extended Existing Revolving Commitment Termination Date as determined pursuant to such Section 2.14.

            "Revolving Lender" means each Lender that has a Revolving Commitment or, following termination of the Revolving Commitments, has Revolving Loans outstanding.

            "Revolving Loan" means a Base Rate Loan or a Eurodollar Rate Loan made to the Borrowers by a Revolving Lender in accordance with their Applicable Percentage pursuant to Section 2.01(a), except as otherwise provided herein.

            "Revolving Note" means a promissory note made by the Borrowers in favor of a Revolving Lender evidencing Revolving Loans made by such Revolving Lender, substantially in the form of Exhibit C-1.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

            "Scheduled Amortization" means, with respect to any Person, the sum, as of any date of determination, of all regularly scheduled amortization payments paid or accrued on such Person's Indebtedness (exclusive of balloon payments).

            "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

            "SEC Report" means all filings on Form 10-K, Form 10-Q or Form 8-K with the SEC made by the REIT pursuant to the Securities Exchange Act of 1934.

            "Secured Indebtedness Ratio" means, as of the date of determination, the ratio of (a) Total Secured Indebtedness as of such date, to (b) Gross Asset Value as of such date.

            "Single Purpose Entity" means a Person which is created or existing solely to own a specific real property asset and which has no Indebtedness other than in conjunction with the acquisition, operation and maintenance of such real property asset (including normal and customary trade payables) and which engages in no business other than the ownership, operation and maintenance of such real property asset.

            "SPC" has the meaning specified in Section 10.06(h).

            "Stock" means all shares, options, warrants, interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, perpetual preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act). Convertible debt shall not constitute Stock unless and until such debt is converted into the applicable underlying securities.

            "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrowers.

            "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

            "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

            "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

            "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to Section 2.04.

            "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

            "Swing Line Loan" has the meaning specified in Section 2.04(a).

            "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

            "Swing Line Sublimit" means an amount equal to 10% of the Revolving Commitments then in effect. The Swing Line Sublimit is part of, and not in addition to, the Revolving Commitments.

            "Syndication Agent" means KeyBank National Association, in its capacity as syndication agent under this Agreement.

            "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

            "Term Lenders" means the Lenders with a Term Loan Commitment or holding a Term Loan.

            "Term Loan" means a Loan of any type made to Borrowers by the Term Lenders in accordance with their Applicable Percentage pursuant to Section 2.01(b), except as otherwise provided herein.

            "Term Loan Amount" means, at any time, the aggregate principal amount of the Term Loans outstanding, which amount on the Closing Date is equal to $300,000,000, as such amount may be increased from time to time pursuant to
Section 2.15 or decreased from time to time.

            "Term Loan Commitment" means, as to each Term Lender, its obligation to make a Term Loan to the Borrowers pursuant Section 2.01(b), in an aggregate principal amount on the Closing Date not to exceed such Term Lender's portion of the Term Loan Amount or the amount set forth in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

            "Term Loan Maturity Date" means November 2, 2009.

            "Term Note" means a promissory note made by the Borrowers in favor of a Term Lender evidencing that portion of the Term Loan made by such Term Lender substantially in the form of Exhibit C-2.

            "Threshold Amount" means (a) with respect to Indebtedness that is not Recourse Indebtedness, $250,000,000 individually or in the aggregate, and
(b) with respect to Indebtedness which is Recourse Indebtedness, $35,000,000 individually or in the aggregate.

            "Total EBITDA" means, for any period and without double counting, the Borrowing Group's Share of EBITDA.

            "Total Funded Indebtedness" means, as of any date of determination and without double counting, the Borrowing Group's Share of Funded Indebtedness.

            "Total Interest Expense" means, for any period and without double counting, the sum of (a) the Borrowing Group's Share of Interest Expense, minus
(b) the aggregate amount of Interest Reserves (to the extent included as interest).

            "Total Net Operating Income" means, for any period and without double counting, the Borrowing Group's Share of Net Operating Income.

            "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

            "Total Revolving Outstandings" means the sum of (i) the aggregate Outstanding Amount of all Revolving Loans, (ii) the aggregate Outstanding Amount of all Swing Line Loans, and (iii) the aggregate Outstanding Amount of all L/C Obligations.

            "Total Scheduled Amortization" means, for any period of determination and without double counting any item, the Borrowing Group's Share of Scheduled Amortization.

            "Total Secured Indebtedness" means, as of any date of determination and without double counting any item, the aggregate amount of Total Funded Indebtedness that is secured by a Lien, plus any Total Funded Indebtedness described in the last sentence of the definition of Recourse Indebtedness which is otherwise not secured by a Lien; provided, however, that the Obligations shall be excluded from the calculation of Total Secured Indebtedness.

            "Type" means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

            "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

            "Unimproved Land" means, as of any date of determination, a legal parcel of real property that is vacant and unimproved and which does not constitute Development Assets.

            "United States" and "U.S." mean the United States of America.

            "Unreimbursed Amount" has the meaning specified in Section
2.03(c)(i).

            "Variable Rate Debt Ratio" means, on the date of determination, the ratio of (a) Variable Rate Indebtedness, to (b) Total Funded Indebtedness.

            "Variable Rate Indebtedness" means, as of any date of determination and without double counting any item, the aggregate amount of Total Funded Indebtedness that for the duration of its term neither (a) bears interest at a fixed rate nor (b) has been hedged to produce a fixed or maximum rate of interest.

            "Wholly-Owned Subsidiary" means a Subsidiary of AIMCO and/or the REIT and/or AIMCO/Bethesda and/or NHP Management of which one hundred percent (100%) of the Equity Interests is owned directly or indirectly by Borrowers.

      1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

            (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

            (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

      1.03 ACCOUNTING TERMS.

            (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

            (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders, the Administrative Agent and the Borrowers); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

      1.04 ROUNDING. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

      1.05 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

      1.06 LETTER OF CREDIT AMOUNTS. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

                                   ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

      2.01 COMMITTED LOANS.

            (a) Revolving Loans. Subject to the terms and conditions set forth herein, each Lender with a Revolving Commitment (a "Revolving Lender") severally agrees to make loans (each such loan, a "Revolving Loan") to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender's Revolving Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Revolving Outstandings shall not exceed the Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Lender's Revolving Commitment. Within the limits of each Revolving Lender's Revolving Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this
Section 2.01(a). Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. The Borrowers and each Lender acknowledge that, immediately prior to the Closing Date, the principal amount outstanding under the Existing Credit Agreements is $447,400,000 and that such entire principal amount (together with all accrued but unpaid amounts due thereunder) shall be repaid in accordance with this Article II on and as a condition to the Closing Date.

            (b) Term Loan.

                  (i) Subject to the terms and conditions set forth herein, each Term Lender severally agrees to fund, or pursuant to a timely notice delivered in accordance with Section 2.01(b)(ii), elect to convert all or a portion of such Existing Term Lender's Existing Term Loan into a portion of the Term Loan hereunder, the portion of the Term Loan Amount represented by its Term Loan Commitment to the Borrowers on the Closing Date in an aggregate amount not to exceed such Term Lender's Term Loan Commitment or the Term Loan Amount. The Term Loan shall be made in one draw on the Closing Date. To the extent all or any portion of the Term Loans are repaid or prepaid, they may not be reborrowed.

                  (ii) In connection with the making of the Term Loan pursuant to Section 2.01(b)(i), by delivering irrevocable written notice (a "Conversion Notice") to the Administrative Agent prior to the Closing Date, each Existing Term Lender is offered the opportunity to convert, and may elect to convert all or a portion of the outstanding principal amount of the Existing Term Loan held by such Existing Term Lender into a portion of the Term Loan hereunder in a principal amount equal to the amount of the Existing Term Loan so converted (each such Existing Term Loan to the extent it is so converted, a "Converted Term Loan") and such Converted Term Loan shall be treated for all purposes hereunder as applying towards such Term Lender's Applicable Percentage of the Term Loan requested by the Borrowers to be made on the Closing Date. On the Closing Date, each Converted Term Loan shall be converted for all purposes of this Agreement into a portion of the Term Loan hereunder, and the Administrative Agent shall record in the Register the aggregate amount of the Converted Term Loans converted into a portion of the Term Loan hereunder. Any written notice to the Administrative Agent delivered by an applicable Existing Term Lender pursuant to this Section shall be in form and substance satisfactory the Administrative Agent in it sole discretion and shall, among other things, specify the amount of such Existing Term Lender's Term Loan Commitment hereunder and the principal amount of the Existing Term Loan held by such Existing Term Lender that are to be converted into a portion of the Term Loan hereunder.

      2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS.

            (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrowers' irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (i) 10:00 a.m., three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) 9:00 a.m., one Business Day prior to the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrowers pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrowers. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrowers are requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrowers fail to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrowers fail to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrowers request a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fail to specify an Interest Period, they will be deemed to have specified an Interest Period of one month.

            (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrowers, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowers on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrowers; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrowers, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrowers as provided above.

            (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.

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

During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

            (d) The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

            (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.

      2.03 LETTERS OF CREDIT.

            (a) The Letter of Credit Commitment.

                  (i) Subject to the terms and conditions set forth herein, (A)
              the L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrowers or their Subsidiaries, and to amend Letters of Credit previously issued by it, in accordance with Section 2.03(b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrowers or their Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Revolving Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrowers for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers' ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

                  (ii) The L/C Issuer shall not issue any Letter of Credit if:

                        (A) the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance, unless the Required Lenders have approved such expiry date; or

                        (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders have approved such expiry date.

                  (iii) The L/C Issuer shall not be under any obligation to
            issue any Letter of Credit if:

                        (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                        (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

                        (C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $500,000;

                        (D) such Letter of Credit is to be denominated in a currency other than Dollars; or

                        (E) a default of any Revolving Lender's obligations to fund under Section 2.03(c) exists or any Revolving Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrowers or such Revolving Lender to eliminate the L/C Issuer's risk with respect to such Revolving Lender.

                  (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

                  (v) The L/C Issuer shall be under no obligation to amend any
              Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                  (vi) The L/C Issuer shall act on behalf of the Revolving
              Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

            (b) Procedures for Issuance and Amendment of Letters of Credit.

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrowers delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrowers. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least five Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof;
              (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business
              Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrowers shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

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

                  (ii) Promptly after receipt of any Letter of Credit
              Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrowers and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrowers (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender's Applicable Percentage times the amount of such Letter of Credit.

                  (iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrowers and the Administrative Agent and to any requesting Lender a true and complete copy of such Letter of Credit or amendment.

            (c) Drawings and Reimbursements; Funding of Participations.

                  (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrowers and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date") or 9:00 a.m. on the following Business Day if the notification is later than 11:00 a.m. on the Honor Date, the Borrowers shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing (unless the Borrowers elect to reimburse the L/C Issuer through a Revolving Loan, as set forth below). If the Borrowers fail to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Revolving Lender's Applicable Percentage thereof and in such event, the Borrowers shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a

              Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each Revolving Lender shall upon any notice pursuant to
              Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, which date will not be earlier than the Business Day after the Honor Date, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                  (iii) With respect to any Unreimbursed Amount that is not
              fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.03.

                  (iv) Until each Revolving Lender funds its Committed Loan or
              L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender's Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

                  (v) Each Revolving Lender's obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the L/C Issuer, the Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender's obligation to make Committed Loans pursuant to this

              Section 2.03(c) is subject to the conditions set forth in Section
              4.02 (other than delivery by the Borrowers of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Revolving Lender fails to make available to the
              Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

            (d) Repayment of Participations.

                  (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                  (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

            (e) Obligations Absolute. The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of
              Credit, this Agreement, or any other Loan Document;

                  (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrowers or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document
              presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers or any Subsidiary.

            The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrowers' instructions or other irregularity, the Borrowers will immediately notify the L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

            (f) Role of L/C Issuer. Each Revolving Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such

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

document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers' pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through
(v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

            (g) Cash Collateral. Upon the request of the Administrative Agent,
(i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Revolving Lenders, as collateral for the L/C Obligations, cash or deposit account balances (collectively, "Cash Collateral") pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Revolving Lenders). Derivatives of such term have corresponding meanings. The Borrowers hereby grant to the Administrative Agent, for the benefit of the L/C Issuer and the Revolving Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

            (h) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Borrowers when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit.

            (i) Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Percentage a Letter of Credit fee (the "Letter of Credit Fee") for each standby Letter of Credit equal to the Applicable Revolving Rate for Letters of Credit, stated as a percentage per annum times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and
(ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

            (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrowers shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each standby Letter of Credit, in an amount in accordance with such L/C Issuer's standard schedule for such fees in effect at the time, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears, and due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrowers shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fronting fee, customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

            (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

            (l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrowers shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrowers, and that the Borrowers' business derives substantial benefits from the businesses of such Subsidiaries.

      2.04 SWING LINE LOANS.

            (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.04, to make loans (each such loan, a "Swing Line Loan") to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Revolving Lender acting as Swing Line Lender, may exceed the amount of such Revolving Lender's Revolving Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Lender's Revolving Commitment, and provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section
2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender's Applicable Percentage times the amount of such Swing Line Loan.

            (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrowers' irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $1,000,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrowers. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 3:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers at

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

its office by crediting the account of the Borrowers on the books of the Swing Line Lender in immediately available funds.

            (c) Refinancing of Swing Line Loans.

                  (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably authorize the Swing Line Lender to so request on their behalf), that each Revolving Lender make a Base Rate Loan in an amount equal to such Revolving Lender's Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Commitments and the conditions set forth in Section
              4.02. The Swing Line Lender shall furnish the Borrowers with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

                  (ii) If for any reason any Swing Line Loan cannot be
              refinanced by such a Committed Borrowing in accordance with
              Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

                  (iii) If any Revolving Lender fails to make available to the
              Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and

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

              a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation. A certificate of the Swing Line Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                  (iv) Each Revolving Lender's obligation to make Committed
              Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender's obligation to make Committed Loans pursuant to this
              Section 2.04(c) is subject to the conditions set forth in Section
              4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

            (d) Repayment of Participations.

                  (i) At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

                  (ii) If any payment received by the Swing Line Lender in
              respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

            (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each

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Revolving Lender funds its Base Rate Loan or risk participation pursuant to this
Section 2.04 to refinance such Revolving Lender's Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

            (f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

      2.05 PREPAYMENTS.

            (a) The Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Applicable Percentage of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

            (b) The Borrowers may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 9:00 a.m. on the date of the prepayment, and
(ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

            (c) If for any reason the Total Revolving Outstandings at any time exceed the Revolving Commitments then in effect, the Borrowers shall immediately prepay the Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this
Section 2.05(c) unless after the prepayment in full of the Revolving Loans the Total Revolving Outstandings exceed the Revolving Commitments then in effect.

      2.06 TERMINATION OR REDUCTION OF REVOLVING COMMITMENTS. The Borrowers may, upon notice to the Administrative Agent, terminate the Revolving Commitments, or from time to

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

time permanently reduce the Revolving Commitments; provided that the Revolving Commitments may not be reduced below $200,000,000 (except in connection with a termination of the Revolving Commitments and payment in full of the Obligations thereunder) without the consent of the Administrative Agent and the Syndication Agent; and, provided further (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce the Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Revolving Commitments, and (iv) if, after giving effect to any reduction of the Revolving Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Revolving Lenders of any such notice of termination or reduction of the Revolving Commitments. Any reduction of the Revolving Commitments shall be applied to the Revolving Commitment of each Revolving Lender according to its Applicable Percentage. All fees accrued pursuant to Section 2.09(a) until the effective date of any termination of the Revolving Commitments shall be paid on the effective date of such termination.

      2.07 REPAYMENT OF LOANS.

            (a) The Borrowers shall repay on the Revolving Commitment Termination Date the aggregate principal amount of Revolving Loans outstanding on such date.

            (b) The Borrowers shall repay to the Swing Line Lender each Swing Line Loan on the earlier to occur of (i) the date three Business Days after such Swing Loan is made and (ii) the Revolving Commitment Termination Date.

            (c) The Borrowers shall repay on the Term Loan Maturity Date the aggregate principal amount of the Term Loan outstanding on such date.

      2.08 INTEREST.

            (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan that is a Revolving Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Revolving Rate; (ii) each Eurodollar Rate Loan that is a portion of the Term Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Term Rate; (iii) each Base Rate Loan that is a Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Revolving Rate; (iv) each Base Rate Loan that is a portion of the Term Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Term Rate; and (v) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the

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

applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Revolving Rate.

            (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                  (i) If any amount (other than principal of any Loan) payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                  (ii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                  (iii) Accrued and unpaid interest on past due amounts
              (including interest on past due interest) shall be due and payable upon demand.

            (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

      2.09 FEES. In addition to certain fees described in subsections (i) and
(j) of Section 2.03:

            (a) Unused Fee. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Lender ratably in proportion to their Revolving Commitment, a unused fee equal to the Applicable Unused Fee. The Applicable Unused Fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Revolving Commitment Termination Date, as may be extended pursuant to Section 2.14. The Applicable Unused Fee shall be calculated quarterly in arrears. The Applicable Unused Fee shall accrue at all times following the Closing Date while Revolving Commitments are in effect, including at any time during which one or more of the conditions in Section 4.02 is not met.

            (b) Other Fees.

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

                  (i) The Borrowers shall pay to the Joint Lead Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

                  (ii) The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

      2.10 COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

      2.11 EVIDENCE OF DEBT.

            (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) the applicable Note(s), which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

            (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in

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

respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

      2.12 PAYMENTS GENERALLY; ADMINISTRATIVE AGENT'S CLAWBACK.

            (a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

            (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Committed Loan included in such Committed Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

                  (ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the

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L/C Issuer hereunder that the Borrowers will not make such payment, the
Administrative Agent may assume that the Borrowers has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

            A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

            (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

            (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

            (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

      2.13 SHARING OF PAYMENTS BY LENDERS. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and
(b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so

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

that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

            (a) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

            (b) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section shall apply).

            Each Loan Party party hereto consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

      2.14 EXTENSION OF REVOLVING COMMITMENT TERMINATION DATE.

            (a) Requests for Extension. The Borrowers may on a one-time basis, by notice to the Administrative Agent (who shall promptly notify the Revolving Lenders) not earlier than 120 days prior to, and not later than 60 days prior to, the Revolving Commitment Termination Date then in effect hereunder (the "Existing Revolving Commitment Termination Date"), cause each Revolving Lender to extend such Revolving Lender's Existing Revolving Commitment Termination Date for an additional one (1) year from the Existing Revolving Commitment Termination Date and each Revolving Lender shall extend such Revolving Lender's Revolving Commitment Termination Date for an additional one (1) year from the Existing Revolving Commitment Termination Date in accordance with this Section 2.14.

            (b) Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Revolving Commitment Termination Date pursuant to this Section shall not be effective with respect to the Revolving Lenders unless:

                  (i) no Default or Event of Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;

                  (ii) to the knowledge of the Borrowers, the representations and warranties contained in this Agreement are true and correct, on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, only as of such specific date); and

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                  (iii) the Borrowers pay the Revolving Lenders an extension fee on the Existing Revolving Commitment Termination Date in an amount equal to the product of (i) 0.20%, multiplied by (ii) the aggregate Revolving Commitments then in effect at the time of the extension.

            (c) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

      2.15 INCREASE IN COMMITMENTS.

            (a) Request for Increase. Provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrowers may request an increase in the Aggregate Commitments (which may be, at the option of the Borrowers, Revolving Commitments and/or Term Loan Commitments) by an amount not exceeding $100,000,000; provided that any such request for an increase shall be in a minimum amount of $25,000,000. At the time of sending such notice, the Borrowers (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

            (b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

            (c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrowers and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the L/C Issuer (which approvals shall not be unreasonably withheld), the Borrowers may also invite additional Eligible Assignees to become Lenders pursuant to a Joinder Agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

            (d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrowers shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrowers and the Lenders of the final allocation of such increase and the Increase Effective Date.

            (e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrowers shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrowers, certifying that, before and after giving effect to such increase, to the knowledge of Borrowers

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(A) the representations and warranties contained in Article V and the other Loan
Documents are true and correct, on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case, to the knowledge of the Borrowers, they are true and correct as of such earlier date, and except that for purposes of this
Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and
(B) no Default exists. The Borrowers shall prepay any Revolving Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Revolving Commitments under this Section. Notwithstanding any provisions of this Agreement to the contrary, the Borrowers may borrow from the Lenders providing such increase in the Revolving Commitments (on a non pro rata basis with Lenders not providing such increase) in order to fund such prepayment.

            (f) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

      3.01 TAXES.

            (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrowers shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor (accompanied by reasonable back-up documentation), for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes

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were correctly or legally imposed or asserted by the relevant Governmental
Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, setting forth in reasonable detail the basis and calculation of such amounts, shall be conclusive absent manifest error.

            (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Status of Lenders. Any Administrative Agent, L/C Issuer or Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrowers are resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Administrative Agent, L/C Issuer or Lender, if requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Administrative Agent, L/C Issuer or Lender is subject to backup withholding or information reporting requirements.

            Without limiting the generality of the foregoing, in the event that the Borrowers are resident for tax purposes in the United States, any Administrative Agent, L/C Issuer or Lender shall deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Person becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrowers or the Administrative Agent, but only if such Person is legally entitled to do so), and upon a change in circumstances requiring the delivery of new forms and/or documentation, whichever of the following is applicable:

                  (i) duly completed copies of Internal Revenue Service Form
            W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

                  (ii) duly completed copies of Internal Revenue Service Form
            W-8ECI,

                  (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder"

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            of any Borrower within the meaning of Section 881(c)(3)(B) of the
            Code, or (C) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN,

                  (iv) in the case of any Administrative Agent, Lender or L/C
            Issuer that is a "United States person" within the meaning of
            Section 7701(a)(30) of the Code, duly completed copies of Internal Revenue Service W-9, establishing a complete exemption from backup withholding taxes; provided, however, that such a Person that the Borrowers are entitled to treat as an "exempt recipient" (without regard to whether any Borrower has requested any certificates or forms in this respect) shall not be required to provide such form, and/or

                  (v) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers to determine the withholding or deduction required to be made.

            (f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

      3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until

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such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

      3.03 INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan , or
(c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

      3.04 INCREASED COSTS; RESERVES ON EURODOLLAR RATE LOANS.

            (a) Increased Costs Generally. If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

                  (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax ); or

                  (iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this

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              Agreement or Eurodollar Loans made by such Lender or any Letter of
              Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

            (b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender's or the L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the L/C Issuer's capital or on the capital of such Lender's or the L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the L/C Issuer's policies and the policies of such Lender's or the L/C Issuer's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company for any such reduction suffered.

            (c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof (accompanied by reasonable back-up documentation).

            (d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or the L/C Issuer's right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive,

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then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

            (e) Reserves on Eurodollar Rate Loans. The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan; provided, the Borrowers shall have received at least 10 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

      3.05 COMPENSATION FOR LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

            (a) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Eurodollar Rate Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

            (b) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by the Borrowers; or

            (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 10.13;

            including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained (but excluding any loss relating to the Applicable Revolving Rate and/or Applicable Term Rate or anticipated profits). The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

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      3.06 MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

            (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrowers may replace such Lender in accordance with Section 10.13.

      3.07 SURVIVAL. All of the Borrowers' obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                  ARTICLE IV.
          CONDITIONS PRECEDENT TO THE AMENDMENT AND RESTATEMENT OF THE
            EXISTING CREDIT AGREEMENTS AND FURTHER CREDIT EXTENSIONS

      4.01 CONDITIONS OF EFFECTIVENESS OF THIS AGREEMENT. The amendment and restatement of the Existing Credit Agreements, the effectiveness of this Agreement and the obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

            (a) The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders.

                  (i) executed counterparts of this Agreement, the Guaranty, the
              Pledge Agreements and the Intra-Company Loan Subordination Agreement sufficient in number for distribution to the Administrative Agent, each Lender and the Borrowers;

                  (ii) a Revolving Note executed by the Borrowers in favor of each Revolving Lender requesting a Revolving Note and a Term Note executed by the Borrowers in favor of each Term Lender requesting a Term Note;

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                  (iii) such certificates of resolutions or other action,
              incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized as of the date hereof to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

                  (iv) such documents and certifications as the Administrative
              Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing and in good standing in its jurisdiction of organization;

                  (v) favorable opinions of each of Skadden, Arps, Slate,
              Meagher & Flom LLP and Piper Rudnick LLP, special counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit G and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

                  (vi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

                  (vii) a certificate signed by a Responsible Officer of the
              Borrowers certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

                  (viii) a duly completed Compliance Certificate as of the last day of the fiscal quarter of the Borrowers' most recently ended prior to the Closing Date, signed by a Responsible Officer of the Borrowers;

                  (ix) evidence that all Liens securing obligations under the
              Existing Credit Agreements have been or concurrently with the Closing Date are being released and all amounts outstanding thereunder have been or concurrently with the Closing Date are being repaid in full; and

                  (x) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

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            (b) Any fees required to be paid on or before the Closing Date shall have been paid.

            (c) Unless waived by the Administrative Agent, the Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

            Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this
Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

      4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

            (a) The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct to the knowledge of the Borrowers only as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and
(b), respectively, of Section 6.01.

            (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

            (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

            Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrowers shall be deemed to be a representation and warranty to the knowledge of the Borrowers that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

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                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

            Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

      5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

      5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except to the extent that any of the foregoing referred to in clause (b) and (c) could not reasonably be expected to have a Material Adverse Effect.

      5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for filings or recordings in respect of the Liens created pursuant to the Loan Documents and except as may be required, in connection with the disposition of any Collateral, by laws generally affecting the offering and sale of securities.

      5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

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      5.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

            (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the REIT as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and
(iii) together with the Form 10-K and Form 10-Q filings of the REIT, show all material indebtedness and other liabilities, direct or contingent, of the Borrowers and their Subsidiaries as of the respective dates thereof, including liabilities for taxes, material commitments, Contractual Obligations and Indebtedness in accordance with GAAP or which are required to be disclosed under SEC rules and regulations.

            (b) The unaudited consolidated balance sheet of the Borrowers and their Subsidiaries dated June 30, 2004, and the related consolidated statements of income or operations and cash flows for the fiscal quarter ended on that date
(i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrowers and their Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

            (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

            (d) The consolidated financial projections of the REIT delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, (it being understood that such projections are subject to uncertainties and contingencies, which may be beyond the control of the Borrowers and their Subsidiaries and that no assurance is given by the Borrowers that such projections will be realized).

      5.06 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrowers, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Borrower or any of their Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      5.07 NO DEFAULT. No member of the Borrowing Group is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

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      5.08 OWNERSHIP OF PROPERTY; LIENS. Each member of the Borrowing Group has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, taken as a whole, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Loan Parties and their Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

      5.09 ENVIRONMENTAL COMPLIANCE. The Borrowers and their Subsidiaries have conducted a review of the effect of existing Environmental Laws and known claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      5.10 INSURANCE. The properties of each Borrower and its Subsidiaries are either (a) insured with financially sound and reputable insurance companies not Affiliates of the Borrowers, in such amounts, or (b) self insured pursuant to a program reasonably satisfactory to the Administrative Agent, in either case with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Borrower or the applicable Subsidiary operates.

      5.11 TAXES. Borrowers and their Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Borrowers or any of their Subsidiaries that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any material tax sharing agreement other than as disclosed on Schedule 5.11, as such Schedule may be updated from time to time. Borrowers may update Schedule 5.11 from time to time by providing written notice to Administrative Agent.

      5.12 ERISA COMPLIANCE.

            (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrowers and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

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            (b) There are no pending or, to the best knowledge of the Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and
(v) neither the Borrowers nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

      5.13 SUBSIDIARIES; EQUITY INTERESTS. To the best knowledge of the Borrowers, as of December 31, 2003, Borrowers had no Subsidiaries (excluding Subsidiaries which are immaterial to the Borrowing Group) other than those specifically disclosed in the REIT's 10-K filed with the SEC for the fiscal year ending December 31, 2003, which are disclosed in Schedule 5.13, and, as of the Closing Date, all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are free and clear of all Liens except as permitted under this Agreement. All of the outstanding Equity Interests in the Borrowers have been validly issued and are fully paid and nonassessable.

      5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT; REIT AND TAX STATUS; STOCK EXCHANGE LISTING.

            (a) No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrowers only or of the Borrowing Group) subject to the provisions of Section 7.01 or subject to any restriction contained in any agreement or instrument between the Borrowers, and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

            (b) None of the Borrowers, any Person Controlling the Borrowers, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

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

            (c) Except as disclosed to Administrative Agent, none of Borrowers nor any wholly-owned Subsidiary (except for AIMCO Assurance Ltd., a Bermuda corporation) is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

            (d) The REIT currently has REIT Status and has maintained REIT Status on a continuous basis since its formation. AIMCO is not an association taxable as a corporation under the Code. The shares of common stock of the REIT are listed on the NYSE, American Stock Exchange or NASDAQ Stock Exchange.

      5.15 DISCLOSURE. Each Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made.

      5.16 COMPLIANCE WITH LAWS. Each Borrower and each of its Subsidiaries are in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      5.17 INTELLECTUAL PROPERTY; LICENSES, ETC. Each Borrower and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except as could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrowers or any Subsidiary infringes upon any rights held by any other Person, except as could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrowers, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

            So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless Cash Collateralized in accordance with Section 2.03(g)), the Borrowers shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

      6.01 FINANCIAL STATEMENTS. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent:

            (a) as soon as available, but in any event within 90 days after the end of each fiscal year, a consolidated balance sheet of the REIT (and upon request, AIMCO) on a consolidated basis as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, including the REIT's (and upon request, AIMCO's) SEC Form 10-K for such period, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of Ernst & Young or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

            (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year a consolidated balance sheet of the REIT (and upon request, AIMCO) on a consolidated basis as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the REIT's (and upon request, AIMCO's) fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by at least two Responsible Officers of the REIT (and upon request, AIMCO) as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the REIT (and upon request, AIMCO) in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

            (c) as soon as available, but in any event not less than 90 days after the beginning of each fiscal year, forecasts prepared by management of the Borrowers for such fiscal year in form and detail reasonably satisfactory to Administrative Agent.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrowers shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrowers to furnish

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the information and materials described in clauses (a) and (b) above at the times specified therein.

      6.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent:

            (a) within 45 days after the end of the fiscal quarter ending September 30, 2004, deliver a duly completed Compliance Certificate signed by a Responsible Officer of the Borrowers with respect to such fiscal quarter;

            (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrowers;

            (c) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the REIT by independent accountants in connection with the accounts or books of the REIT or any Subsidiary, or any audit of any of them;

            (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the REIT, and copies of all quarterly reports on Form 10Q and current reports on Form 8K which the REIT may file or be required to file with the SEC under Section 13 or 15(d) of the Securities and Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

            (e) promptly, and in any event within five Business Days after receipt thereof by any Borrower, copies of each material notice or other material correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Borrower (except to the extent prohibited by confidentiality obligations required by the SEC or any comparable agency);

            (f) promptly, such additional information regarding the business, financial or corporate affairs of the Borrowers or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request;

            (g) promptly after the occurrence thereof, notice of the failure of the REIT to maintain REIT Status or of any existing Subsidiary of the REIT to maintain its status as a qualified REIT subsidiary under the Code, if and to the extent required by applicable law; and

            (h) as soon as available, but in any event not less than forty-five
(45) days after the end of each fiscal quarter, the REIT's consolidated financial projections for the current and the succeeding three fiscal quarters, as prepared by the REIT's Chief Financial Officer and in a format and with such detail as Administrative Agent may reasonably require.

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

            Documents required to be delivered pursuant to Section 6.01(a) or
(b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrowers post such documents, or provide a link thereto on the Borrowers' website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrowers' behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), including the SEC's EDGAR website; provided that: (i) the Borrowers shall deliver paper copies of such documents to the Administrative Agent for any Lender that requests the Borrowers to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) except with respect to current reports on Form 8-K, the Borrowers shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrowers shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

            The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers or their securities) (each, a "Public Lender"). The Borrowers hereby agree that (w) all Borrower Materials (other than SEC Reports) that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrowers shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrowers or their securities for purposes of United States Federal and state securities laws; (y) all SEC Reports and all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials (other than SEC Reports) that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

      6.03 NOTICES. Promptly notify the Administrative Agent and each Lender:

            (a) of the occurrence of any Default, to the best knowledge of the Borrowers;

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            (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrowers or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrowers or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrowers or any Subsidiary, including pursuant to any applicable Environmental Laws;

            (c) of the occurrence of any ERISA Event; and

            (d) of any material change in accounting policies or financial reporting practices by the REIT to the extent such change would have an effect on calculations of financial covenants under this Agreement or the REIT's Funds From Operations.

            Each notice pursuant to this Section shall be accompanied by a statement of two Responsible Officers of the Borrowers setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and propose to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

      6.04 PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrowers or such Subsidiary prior to the imposition of such Lien; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, in each case to the extent the failure to do any of the foregoing could reasonably be expected to have a Material Adverse Effect.

      6.05 PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect the legal existence and good standing of (i) the Borrowers and (ii) Loan Parties (other than the Borrowers) under the Laws of the jurisdiction of its organization except in a transaction permitted by Section
7.04 and except with respect to the Loan Parties (other than the Borrowers) where the failure to so preserve, renew and maintain would not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

      6.06 MAINTENANCE OF PROPERTIES. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and transactions not prohibited by this Agreement excepted;

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

(b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

      6.07 MAINTENANCE OF INSURANCE. Cause the properties of each Borrower and its Subsidiaries to either be (a) insured with financially sound and reputable insurance companies not Affiliates of the Borrowers, in such amounts, or (b) self insured pursuant to a program reasonably satisfactory to the Administrative Agent which Administrative Agent may review not more frequently than once annually, in either case with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Borrower or the applicable Subsidiary operates. The Borrowers shall provide the Administrative Agent with prior written notice of not less than 30 days of a material termination, material reduction, material lapse or material cancellation in the aggregate insurance coverage of the Borrowing Group.

      6.08 COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

      6.09 BOOKS AND RECORDS. (a) Maintain proper books of record and account, in which correct entries in conformity with GAAP consistently applied shall be made of financial transactions and matters involving the assets and business of the Borrowers and its Subsidiaries, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrowers and their Subsidiaries, as the case may be.

      6.10 INSPECTION RIGHTS. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers and key employees, all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance (no less than forty-eight
(48) hours') notice to the Borrowers; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice including engage in discussions relating to the Borrowers' affairs, finances and accounts with the Borrowers' directors and independent public accountants. Notwithstanding anything to the contrary in this
Section 6.10, none of the Borrowers or any of their Subsidiaries will be required to disclose, permit the inspection, examination or making of extracts, or discussion of, any document, information or other matter that (i) in respect of which disclosure to the Administrative Agent or the Lenders (or their designated representative) is then prohibited by law or any agreement binding on any Borrower or any of its Subsidiaries or (ii) is subject to attorney-client privilege or constitutes attorney work product.

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      6.11 USE OF PROCEEDS.

            (a) Term Loans. The proceeds of the Term Loans shall be used to repay the outstanding term loans under the applicable Existing Credit Agreements. The proceeds of additional Term Loans made pursuant to any increase in the Term Loan Commitments pursuant to Section 2.15 will be available to the Borrowers to fund working capital and other corporate purposes, including acquisitions, redevelopment of properties and the refinancing of existing and future Indebtedness, all in accordance with this Agreement.

            (b) Revolving Loans. The proceeds of Revolving Loans will be available to the Borrowers to fund working capital and other corporate purposes, including acquisitions, redevelopment of properties and the refinancing of existing and future Indebtedness, all in accordance with this Agreement.

      6.12 ADDITIONAL GUARANTORS.

            (a) Notify the Administrative Agent at the time that any Person becomes a Wholly-Owned Subsidiary of the Borrowers if such Wholly-Owned Subsidiary directly (without giving effect to Net Operating Income of any Subsidiary owned by such Wholly-Owned Subsidiary) owns assets that are projected to generate an amount of Net Operating Income equal to or greater than 1% of the Net Operating Income of AIMCO for the next calendar quarter (each, a "Bottom Tier Subsidiary"), and promptly after such Person becomes a Wholly-Owned Subsidiary (and in any event within 60 days), cause such Person to (a) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, and (b) deliver to the Administrative Agent the documents referred to in clauses (iii) and (iv) of Section 4.01(a) and, if required by Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Administrative Agent. If a Bottom Tier Subsidiary is prohibited from providing a Guaranty by a Contractual Obligation or Organization Documents, then the Borrowers shall cause a Wholly-Owned Subsidiary which is not then a Guarantor and which owns an Equity Interest in the Bottom Tier Subsidiary (each, a "Second Tier Subsidiary") to instead execute and deliver the Guaranty. If a Second Tier Subsidiary is prohibited from providing a Guaranty by a Contractual Obligation or Organization Documents, then the Borrowers shall cause a Wholly-Owned Subsidiary which is not then a Guarantor and which owns an Equity Interest in the Second Tier Subsidiary to instead execute and deliver the Guaranty (to the extent such guaranty is not prohibited by Contractual Obligation or Organization Documents).

            (b) With respect to any Wholly-Owned Subsidiary that becomes a Guarantor pursuant to Section 6.12(a) and promptly after such Wholly-Owned Subsidiary becomes a Guarantor (and in any event within 20 days), the Borrowers shall cause the Stock or other Equity Interest in such Wholly-Owned Subsidiary that becomes a Guarantor to be pledged to the Administrative Agent for the benefit of the Lenders as Collateral under this Agreement (to the extent not prohibited by Contractual Obligation or Organization Documents). Borrowers or any applicable Subsidiary (to the extent not prohibited by Contractual Obligation or Organization)

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shall execute and deliver to the Administrative Agent such amendments or joinders to the Pledge Agreements as the Administrative Agent deems reasonably necessary or desirable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Stock or other Equity Interest of such new Guarantor in accordance with the Pledge Agreements and deliver to the Administrative Agent the certificates representing such Stock or Equity Interest, together with undated stock powers, in blank, executed and delivered by a duly authorized officer.

      6.13 INTRA-COMPANY DEBT. Intra-Company Debt (excluding a de minimis amount thereof not to exceed $250,000) owed by the Borrowers or any Guarantor shall at all times be subordinated in right of payment to the payment in full of the Obligations in accordance with the terms of the Intra-Company Loan Subordination Agreement.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

            So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless Cash Collateralized in accordance with Section 2.03(g)), each Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

      7.01 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following; provided that in no event may the Negative Pledge Assets be subject to any such Liens consisting of a perfected security interest (other than Liens in favor of Borrower or Guarantor):

            (a) Liens pursuant to any Loan Document;

            (b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof;

            (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

            (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

            (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

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            (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property in the ordinary conduct of the business of the applicable Person;

            (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

            (i) statutory, contractual or common law landlords' Liens under leases to which any Borrower or any Subsidiary thereof is a party;

            (j) Liens securing reimbursement obligations with respect to letters of credit and banker's acceptances which encumber only documents and other property relating to such letters of credit and the products and proceeds thereof;

            (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the depositor to provide collateral to the depository institution as security for Indebtedness for borrowed money;

            (l) Liens securing Indebtedness permitted under Section 7.03(e),
(g), (h), (i) or (j);

            (m) Liens supporting purchase options or obligations and Guarantees not prohibited by this Agreement;

            (n) Liens on property of a Person which becomes a Subsidiary of any Borrower or any Subsidiary thereof after the date hereof; provided that (i) such Liens existed at the time such Person becomes a Subsidiary of any Borrower or any Subsidiary thereof and were not incurred or otherwise created in anticipation thereof, and (ii) any such Lien is not expanded to cover any other Property of such Person after the time such Person becomes a Subsidiary of any Borrower or any Subsidiary thereof;

            (o) licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Loan Parties, taken as a whole;

            (p) Liens in connection with the Contingent Acquisition Notes;

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            (q) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by any Borrower or any Subsidiary thereof; and

            (r) Liens arising from sale-leaseback transactions.

      7.02 INVESTMENTS. Make any Investments, except:

            (a) Investments held by any Borrower or any of its Subsidiaries in the form of Cash, Cash Equivalents or short-term marketable securities;

            (b) Investments of the Borrowers in any Subsidiary or any other Borrower, Investments of any Subsidiary in the Borrowers or in another Subsidiary and Investments in any Person that, as a result of or in connection with such Investment, becomes or will become a Subsidiary of a Borrower;

            (c) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

            (d) Guarantees permitted by Section 7.03;

            (e) Investments in Non-Core Assets, provided that at all times the Borrowing Group's Share of Investments in Non-Core Assets has an aggregate book value (i) that does not exceed 7.5% of the Gross Asset Value then in effect; and
(ii) that, together with the aggregate book value of the Borrowing Group's Share of Investments permitted under Sections 7.02 (f) and (g), does not exceed 25% of the Gross Asset Value then in effect;

            (f) Investments in Development Assets, provided that at all times the Borrowing Group's Share of Investments in Development Assets has an aggregate book value (i) that does not exceed 10% of the Gross Asset Value then in effect; and (ii) that, together with the aggregate book value of the Borrowing Group's Share of Investments permitted under Sections 7.02(e) and (g), does not exceed 25% of the Gross Asset Value then in effect;

            (g) Investments in Non-Controlled Entities, provided that at all times the Borrowing Group's Share of Investments in Non-Controlled Entities has an aggregate net book value (valued at the Borrowing Group's Share of the book value less depreciation and associated Indebtedness) (i) that does not exceed 20% of the Gross Asset Value then in effect; and (ii) that together with the aggregate book value of the Borrowing Group's Share of Investments permitted under Sections 7.02(e) and (f), does not exceed 25% of the Gross Asset Value then in effect;

            (h) Investments existing on the date hereof;

            (i) Investments consisting of advances to officers, directors and employees of the Borrowers and their Subsidiaries for travel, entertainment, relocation and similar ordinary business purposes;

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            (j) Investments permitted by Section 7.04;

            (k) Investments in Intra-Company Debt;

            (l) Investments in respect of Swap Contracts permitted under Section 7.03(d);

            (m) Investments in the ordinary course of the Borrowers and their Subsidiaries' business not otherwise permitted under this Section 7.02, in an aggregate amount at any time outstanding not to exceed $10,000,000; and

            (n) Investments in multi-family apartment projects (including those with de minimis commercial aspects) in fee simple or leasehold interests therein or partnership, joint venture interests or other Investments (including capital contributions or partner loans) in Persons that directly or indirectly own interests in multi-family apartment projects (including those with de minimis commercial aspects) and other real property acquired in connection with any such Investment that the Borrowers or the applicable Subsidiary intend to dispose of as soon as commercially reasonable.

      7.03 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness under the Loan Documents;

            (b) (i) Indebtedness outstanding on the date hereof and listed on
Schedule 7.03(b)(i) and any refinancings, refundings, renewals or extensions thereof, and (ii) all cross-collateralized and cross-defaulted Indebtedness outstanding on the date hereof and listed on Schedule 7.03(b)(ii) and such existing cross-collateralized and cross-defaulted Indebtedness shall be satisfactory to Administrative Agent;

            (c) Guarantees by any Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrowers or any Subsidiary;

            (d) obligations (contingent or otherwise) of the Borrowers or any of their Subsidiaries existing or arising under any Swap Contract, provided that
(i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

            (e) Indebtedness in respect of capital leases and purchase money obligations for fixed or capital assets;

            (f) Intra-Company Debt;

            (g) Recourse Indebtedness of the Borrowers, the Guarantors and their Subsidiaries (whether secured or unsecured and including Indebtedness under the Loan

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Documents) in an aggregate principal amount not to exceed at any time an amount equal to 15% of Gross Asset Value at such time; provided, further, however, that Recourse Indebtedness which is "pari passu" Recourse Indebtedness shall not exceed at any time an amount equal to 10% of Gross Asset Value at such time. For purposes of this Section 7.03(g), "pari passu" Recourse Indebtedness means and includes the Indebtedness under the Loan Documents, Indebtedness under any revolving or term credit facility, whether unsecured or secured in whole or in part by the Collateral which is pledged to secure the Obligations, to the extent such term or revolving credit facility is Recourse to the Borrowers or any of same Guarantors of the Obligations or the other Loan Parties; provided, that, "pari passu" Recourse Indebtedness shall not include construction loan or project financings, or Guarantees thereof, of or by the Borrowers, Guarantors or the other Loan Parties. All Recourse Indebtedness outstanding on the Closing Date (other than the Indebtedness under the Loan Documents) is listed on
Schedule 7.03(g)(i) and all "pari passu" Recourse Indebtedness outstanding on the Closing Date (other than the Indebtedness under the Loan Documents) is listed on Schedule 7.03(g)(ii);

            (h) secured Indebtedness of the Borrowers, the Guarantors and their Subsidiaries which is not Recourse Indebtedness of the Borrowers, the Guarantors or any of their Subsidiaries;

            (i) Indebtedness of the Borrowers and their Subsidiaries consisting of "exceptions to nonrecourse" guaranties of non-recourse Indebtedness otherwise permitted under this Section 7.03 or of other Indebtedness permitted under this
Section 7.03; provided, that, "exceptions to non-recourse" shall include the types of additional exceptions customarily required by Federal National Mortgage Association or Federal Home Loan Mortgage Corporation from time to time in their standard form loan documentation and customary contingent environmental indemnities required in connection with Non-Recourse Indebtedness permitted hereunder;

            (j) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade-related letters of credit, in each case, provided in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness which Indebtedness existing on the Closing Date is listed on Schedule 7.03(j);

            (k) Indebtedness under bonds supporting utility deposits or insurance or other comparable security deposits or property taxes, in each case incurred in the ordinary course of business;

            (l) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds;

            (m) Indebtedness in respect of the Contingent Acquisition Notes;

            (n) customary title company indemnities required in connection with Non-Recourse Indebtedness permitted hereunder, Dispositions and acquisitions of property not prohibited hereunder;

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            (o) Indebtedness consisting of the financing of insurance premiums or otherwise arising in connection with insurance arrangements of the Borrowers or any of their Subsidiaries in the ordinary course of business; and

            (p) endorsements for collection or deposit in the ordinary course of business.

      7.04 FUNDAMENTAL CHANGES. Merge or consolidate with or into another Person, except that, so long as no Default exists or would result therefrom:

            (a) any Subsidiary may merge or consolidate with (i) any Borrower, provided that such Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries;

            (b) Subsidiaries of the Borrowers may engage in reverse mergers or internal reorganizations whereby a Subsidiary or Subsidiaries merge into or with one or more Subsidiaries of the Borrowers or any Guarantor or any combination thereof; and

            (c) any Borrower or any Subsidiary of any Borrower may merge, or consolidate with another Person; provided that each of the following conditions are satisfied: (A) Borrowers certify to Administrative Agent that (1) if a Borrower is a party to such merger or consolidation, such Borrower will be the surviving Person of such merger; (2) to the best knowledge of the Borrowers, prior to the consummation of the transaction, the transaction will not cause the Borrowers to be in breach of the representations and warranties of this Agreement and the other Loan Documents; and (3) the transaction will not cause the Borrowers to be in breach of the covenants of this Agreement and the other Loan Documents, including financial covenants, after the consummation thereof; and (B) the Borrowers provide the Administrative Agent with a pro forma Compliance Certificate that demonstrates that after the consummation of the proposed transaction the Borrowers will be in compliance with the financial covenants in this Agreement.

      7.05 INTENTIONALLY DELETED.

      7.06 RESTRICTED PAYMENTS. Declare or make any Restricted Payment, except that:

            (a) each Subsidiary may make Restricted Payments to the Borrowers, the Guarantors or any Subsidiary of the Borrowers and any other Person that owns an Equity Interest in such Subsidiary, ratably, in the case of such other Persons that are not Borrowers or Subsidiaries, according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made; and each Borrower may make Restricted Payments to any other Borrower or any Subsidiary that owns an Equity Interest in such Borrower;

            (b) the Borrowers and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

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            (c) subject to Section 7.06(e), the purchase, redemption or other acquisition of any Equity Interests of the Borrowers or any Subsidiaries; provided, that, at the time or as a result thereof there shall exist no Default or Event of Default;

            (d) dividends and distributions (excluding those dividends and distributions otherwise permitted under this Section 7.06) in an aggregate amount that, during any four consecutive fiscal quarter period for which financials are available, do not exceed the greater of (i) 95% of Funds From Operations for such four consecutive fiscal quarter period, and (ii) such amount as may be necessary for the REIT to maintain REIT Status; and

            (e) the purchase, redemption or other acquisition of common Stock of the REIT in an amount that does not exceed 80% of Net Disposition Proceeds for the most recently ended four fiscal quarter period, and provided that in all events at the time of or as a result of any such purchase, redemption or other acquisition there shall exist no Default or Event of Default.

            Nothing in Sections 7.06(a), (b) (c) or (d) shall prohibit (A) any Borrower or any Subsidiary of any Borrower from making tender offers for or otherwise acquiring for value any Equity Interests, now or hereafter outstanding, of any Borrower or any Subsidiary of any Borrower which were not issued by such acquiring Borrower or Subsidiary or (B) any Restricted Payment by any Person pursuant to such Person's Organization Documents, including any Restricted Payment funded with proceeds from Dispositions of assets.

      7.07 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from those lines of business conducted by the Borrowers and their Subsidiaries on the date hereof or any business substantially related or incidental or ancillary thereto.

      7.08 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of the Borrowers, whether or not in the ordinary course of business, other than (a) any transaction not prohibited by this Agreement, (b) transactions on fair and reasonable terms substantially as favorable to the Borrowers or such Subsidiary as would be obtainable by the Borrowers or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate, (c) transactions between or among Borrowers and their respective Subsidiaries, (d) employment, compensation and indemnification arrangements with officers and directors of Borrowers and their respective Subsidiaries, (e) fees payable in connection with directors' fees and services rendered to the Board of Directors of Borrowers and their respective Subsidiaries, (f) loans and advances to officers and directors of Borrowers and their respective Subsidiaries, and (g) transactions contemplated in the Casden Acquisition documentation.

      7.09 BURDENSOME AGREEMENTS. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability of any Wholly-Owned Subsidiary to make Restricted Payments to the Borrowers or any Guarantor or to otherwise transfer property to the Borrowers or any Guarantor, except for (A) any restrictions existing under or pursuant to any Indebtedness permitted under Section 7.03 or any Liens permitted under Section 7.02, (B) customary provisions in leases, subleases, licenses and other contracts

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restricting the assignment thereof, (C) any restriction existing by reason of applicable law, (D) restrictions in or contemplated by any Borrower's, any Subsidiary's or any Non-Controlled Entities' Organization Documents, or (E) restrictions in contracts for sales, management, development or Dispositions of property not prohibited hereby; provided, that, such restrictions relate only to the property being managed, developed or disposed of.

      7.10 USE OF PROCEEDS. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

      7.11 FINANCIAL COVENANTS.

            (a) Permit the Fixed Charge Coverage Ratio to be less than 1.30:1.00 at any time;

            (b) Permit the Debt Service Coverage Ratio to be less than 1.60:1.00 at any time;

            (c) Permit the Secured Indebtedness Ratio to exceed 0.60:1.00 at any time;

            (d) Permit the Leverage Ratio to exceed 0.65:1.00 at any time;

            (e) Permit Adjusted Tangible Net Worth at any time to be less than the sum of (x) 85% of Adjusted Tangible Net Worth as of the Closing Date, plus
(y) 85% of the net issuance proceeds of all issuances to Persons other than the Borrowers or Subsidiaries of Stock or Partnership Units from and after the Closing Date;

            (f) Permit the aggregate principal amount of the Borrowing Group's Share of all cross collateralized or cross-defaulted Indebtedness to exceed 17.5% of Total Funded Indebtedness at any time;

            (g) Permit the Variable Rate Debt Ratio to exceed 0.35:1.00 at any time; or

            (h) Permit the aggregate outstanding principal amount of the Borrowing Group's Share of Aggregate Recourse Indebtedness to exceed 15% of Gross Asset Value at any time.

      7.12 SPECIAL COVENANTS RELATING TO THE REIT. In the case of the REIT:

            (a) Make any disposition of or encumber, pledge or hypothecate, whether directly or indirectly, all or any portion of its direct or indirect equity interest in AIMCO at any time or any rights to distributions or dividends from AIMCO other than (x) to AIMCO or a wholly-owned Subsidiary, and (y) any pledges of equity interests in connection with this Agreement;

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            (b) At any time and for any reason, fail to own, either directly or through one or more Wholly-Owned Subsidiaries of the REIT, more than 50% of the aggregate outstanding partnership interests in AIMCO;

            (c) Fail for any reason whatsoever, whether voluntarily or involuntarily, either directly or through one or more wholly-owned Subsidiaries of the REIT, to be the sole general partner of AIMCO at any time;

            (d) Cease to have its common Stock listed on the NYSE, the American Stock Exchange, or the Nasdaq Stock Exchange; or

            (e) Cease to have REIT Status or fail to comply with the requirements of the Code relating to qualified REIT subsidiaries in respect of its ownership of any Subsidiary of the REIT to the extent required under the Code and applicable law.

      7.13 TAXATION OF AIMCO. In the case of AIMCO, become an association taxable as a corporation or cease to be taxed as a partnership under the Code.

                                  ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

      8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of
Default:

            (a) Non-Payment. The Borrowers or any other Loan Party fails to pay
(i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within five days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or
(iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

            (b) Specific Covenants. The Borrowers fail to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02 (other than 6.02(c),(d), or (f)), 6.03, 6.05, 6.11 or 6.12 or Article VII, or any Guarantor fails to perform or observe any term, covenant or agreement contained the Guaranty; or

            (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 20 days (or such other period as may be specified in the applicable Loan Document) after the earlier of (i) the date upon which a Responsible Officer knew or received written notice of such failure or (ii) the date upon which written notice thereof is given to the Borrowers by the Administrative Agent or any Lender; or

            (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrowers or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

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            (e) Cross-Default. (i) The Borrowers or any Subsidiary (A) fail, after any applicable cure period, to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the applicable Threshold Amount, or (B) fail, after any applicable cure period, to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity which offer is not complied with within applicable periods, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided, that, any failure, occurrence of an event, or non-compliance referred to in clause (A) or (B) shall only be deemed to have occurred with respect to any Indebtedness or Guarantee that is secured by real property and which is characterized as "nonrecourse" after Borrower has received 30 days' written notice thereof from the applicable lender; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrowers or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrowers or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrowers or such Subsidiary as a result thereof is greater than the Threshold Amount; or

            (f) Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary thereof which individually generates more than 2% of AIMCO's Net Operating Income or any Subsidiaries which collectively in the aggregate generate more than 5% of AIMCO's Net Operating Income (in each case for the prior four quarter period), institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

            (g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary which individually generates more than 2% of AIMCO's Net Operating Income or any Subsidiaries thereof which collectively in the aggregate generate more than 5% of AIMCO's Net Operating Income (in each case for the prior four quarter period), becomes unable or admits in

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writing its inability or fails generally to pay its debts as they become due, or
(ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

            (h) Judgments. There is entered against any Loan Party (i) a final judgment or order for the payment of money in an aggregate amount exceeding $35,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not have a reasonable basis to dispute coverage), or
(ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

            (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrowers under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000, or (ii) the Borrowers or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $10,000,000; or

            (j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or as a result of satisfaction in full of all the Obligations, ceases to be in full force and effect (other than in accordance with its terms); or any Loan Party or Affiliate thereof contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

            (k) Change of Control. There occurs any Change of Control.

      8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, (i) the Required Revolving Lenders with respect to Sections 8.02(a) and (c) below, and (ii) the Required Lenders with respect to Sections 8.02(b) and (d) below, take any or all of the following actions:

            (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

            (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

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            (c) require that the Borrowers Cash Collateralize the L/C
Obligations (in an amount equal to the then Outstanding Amount thereof); and

            (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

      8.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in
Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

            First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under
Article III) payable to the Administrative Agent in its capacity as such;

            Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

            Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

            Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations to Cash Collateralize L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Administrative Agent,

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Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them; and

            Last, the balance, if any, after all of the Obligations have been paid in cash in full, to the Borrowers or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE IX.
                              ADMINISTRATIVE AGENT

      9.01 APPOINTMENT AND AUTHORITY. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (other than Sections 9.06 and 9.10) are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

      9.02 RIGHTS AS A LENDER. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

      9.03 EXCULPATORY PROVISIONS. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

            (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

            (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be

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expressly provided for herein or in the other Loan Documents), provided that the
Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

            (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

            The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders or Required Revolving Lenders, as the case may be (or such other number, percentage or class of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to the Administrative Agent by the Borrowers, a Lender or the L/C Issuer, in which event Administrative Agent shall promptly deliver such notice to Lenders.

            The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

      9.04 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of

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Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      9.05 DELEGATION OF DUTIES. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

      9.06 RESIGNATION OF ADMINISTRATIVE AGENT. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the approval of the Borrowers provided no Default then exists (which approval shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be

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taken by any of them while the retiring Administrative Agent was acting as
Administrative Agent.

            Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. Required Supermajority Lenders shall have the right to terminate the Administrative Agent for gross negligence or willful misconduct in the performance of the Administrative Agent's material obligations or duties under this Agreement, as determined by a final and unappealable judgment, in which event the other provisions of this Section 9.07 shall govern regarding the selection of a replacement administrative agent.

      9.07 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender, the Swing Line Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender, the Swing Line Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

      9.08 NO OTHER DUTIES, ETC. Anything herein to the contrary notwithstanding, none of the Joint Book Managers, Joint Lead Arrangers or Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

      9.09 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

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            (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

            (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

            Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

      9.10 COLLATERAL AND GUARANTY MATTERS. The Lenders, the Swing Line Lender and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion and the Administrative Agent hereby agrees:

            (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full in cash of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (unless Cash Collateralized in accordance with Section 2.03(g)), (ii) that is sold, transferred or otherwise disposed of or to be sold, transferred or otherwise disposed of as part of or in connection with any transaction permitted hereunder or under any other Loan Document (it being acknowledged and understood that any such property shall be sold, transferred or otherwise disposed of free and clear of the Liens created by the Loan Documents, provided no Default or Event of Default then exists), or (iii) subject to
Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

            (b) provided no Default or Event of Default then exists, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

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            (c) provided no Default or Event of Default then exists, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder (it being acknowledged and understood that all obligations of such Guarantor under the Loan Documents (other than indemnification obligations which by their term survive the payment of the Obligations) shall automatically terminate and be of no further force and effect upon the consummation of any such transaction).

            The Administrative Agent shall take such actions and execute such documents, at the expense of the Borrowers (including directing any collateral agent to take such actions) as are appropriate in connection with such releases and termination. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

                                   ARTICLE X.
                                  MISCELLANEOUS

      10.01 AMENDMENTS, ETC. Subject to Section 2.14 and Section 2.15, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent with the written concurrence of the Required Lenders) and the Borrowers or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

            (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

            (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (subject to Sections 2.14 and 2.15);

            (c) postpone the final scheduled date of maturity of any Loan or postpone any date fixed by this Agreement or any other Loan Document for any scheduled payment of principal or payment of interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

            (d) reduce the principal of, or the rate of interest (including the Applicable Term Rate and the pricing grid set forth in the definition of Applicable Revolving Rate) specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive

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any obligation of the Borrowers to pay interest or Letter of Credit Fees at the
Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein);

            (e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

            (f) change any provision of this Section or the definition of "Required Lenders" or "Required Revolving Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

            (g) release all or substantially all (i) of the Guarantors from the Guaranty or (ii) the Liens from the Collateral (except as permitted in Section 9.10) without the written consent of each Lender; or

            (h) impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent of Required Lenders having more than 50% of the Aggregate Credit Exposures then in effect within each of the following classes of Commitments, Loans and/or other Credit Extensions: (i) the class consisting of the Revolving Commitments, and
(ii) the class consisting of the Term Loan Commitments.

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and (v) so long as the Revolving Commitments remain outstanding, no amendment, waiver or consent which has the effect of enabling the Borrowers to satisfy any condition to a Committed Borrowing contained in Section 4.02 hereof, which, but for such amendment, waiver or consent would not be satisfied, shall be effective to require the Revolving Lenders to make any additional Revolving Loan unless and until the Required Revolving Lenders shall consent thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (subject to Section 2.14 and 2.15).

      10.02 NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION.

            (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in

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writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                  (i) if to the Borrowers, the Administrative Agent, the L/C
            Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

                  (ii) if to any other Lender, to the address, telecopier
            number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

            (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to
Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

            Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

            (c) Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.

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Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

            (d) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrowers even if
(i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or
(ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording, provided Administrative Agent informs such party that the communication may be recorded prior to commencing the communication.

      10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      10.04 EXPENSES; INDEMNITY; DAMAGE WAIVER.

            (a) Costs and Expenses. The Borrowers shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

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            (b) Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers or any of their Subsidiaries, or any Environmental Liability related in any way to the Borrowers or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

            (c) Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or
(b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

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            (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

            (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

            (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

      10.05 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

      10.06 SUCCESSORS AND ASSIGNS.

            (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrowers may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of

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subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that:

                  (i) except in the case of an assignment of the entire
            remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent of the Borrowers and Administrative Agent not to be unreasonably withheld or delayed);

                  (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans;

                  (iii) any assignment of a Revolving Commitment must be
            approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee) such approval not to be unreasonably withheld, delayed or conditioned; and

                  (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (with only one such fee payable in connection with simultaneous assignments to or by two or more Approved

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            Funds), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrowers (at their expense) shall execute and deliver a Note, as applicable, to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

            (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of, and interest owing on, the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender or L/C Issuer hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrowers and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice.

            (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any of the Borrowers' Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to
it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

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            Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

            (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant shall not be entitled to the benefits of Section 3.01 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

            (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            (g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transactions Act.

            (h) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an "SPC") the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Committed Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall

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increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section
3.01 or 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrowers and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

            (i) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Borrowers and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days' notice to the Borrowers, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrowers shall be entitled to appoint from among the Revolving Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

      10.07 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to

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have jurisdiction over it (including any self-regulatory authority, such as the
National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any pledgee under
Section 10.06(f), (ii) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (iii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.

            For purposes of this Section, "Information" means all information received from the Borrowers or any Subsidiary relating to the Borrowers or any Subsidiary or any of their respective Affiliates or businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrowers or any Subsidiary, provided that, in the case of information received from the Borrowers or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      10.08 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

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      10.09 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

      10.10 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      10.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

      10.12 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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      10.13 REPLACEMENT OF LENDERS. If any Lender requests compensation under
Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender is a Defaulting Lender, or if any other circumstance exists hereunder that gives the Borrowers the right to replace a Lender as a party hereto, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06 except as provided in this Section 10.13), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

            (a) the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

            (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

            (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to
Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

            (d) such assignment does not conflict with applicable Laws.

            A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

      10.14 GOVERNING LAW; JURISDICTION; ETC.

            (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

            (b) SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA SITTING IN LOS ANGELES COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE CENTRAL DISTRICT OF CALIFORNIA AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES

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THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND
DETERMINED IN SUCH CALIFORNIA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWERS OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

            (c) WAIVER OF VENUE. THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

            (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

      10.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      10.16 USA PATRIOT ACT NOTICE. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender)

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

hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Act.

      10.17 TIME OF THE ESSENCE. Time is of the essence of the Loan Documents.

      10.18 BORROWERS' OBLIGATIONS. Each of the REIT, AIMCO, AIMCO/Bethesda, and NHP Management represents, warrants, covenants and agrees as follows:

            (a) Defenses. The obligations pursuant to the Loan Documents shall not be affected by any of the following: (i) the bankruptcy, disability, dissolution, incompetence, insolvency, liquidation, or reorganization of any Borrower; or (ii) the discharge, modification of the terms of, reduction in the amount of, or stay of enforcement of any or all liens and encumbrances or any or all obligations pursuant to the Loan Documents in any bankruptcy, insolvency, reorganization, or other legal proceeding or by law, ordinance, regulation, or rule (federal, state, or local).

            (b) Rights of Administrative Agent. Subject to receiving any required consents of the Required Lenders or all of the Lenders, as may be required pursuant to applicable provisions of this Agreement, the Administrative Agent on behalf of the Lenders, may do the following acts or omissions from time to time without notice to or consent of any Borrower and without receiving payment or other value, nor shall the following acts or omissions affect, delay or impair any of the obligations pursuant to the Loan Documents or any or all liens and encumbrances: (i) the Administrative Agent may obtain collateral or additional collateral; (ii) the Administrative Agent may substitute for any or all collateral regardless of whether the same type or greater or lesser value;
(iii) the Administrative Agent may release any or all collateral; (iv) the Administrative Agent may compromise, delay enforcement, fail to enforce, release, settle or waive any rights or remedies of the Administrative Agent as to any or all collateral; (v) the Administrative Agent may sell or otherwise dispose of any collateral in such manner or order as the Administrative Agent determines in accordance with the Loan Documents; (vi) the Administrative Agent may fail to perfect, fail to protect the priority of, and fail to ensure any or all liens or encumbrances; (vii) the Administrative Agent may fail to inspect, insure, maintain, preserve or protect any or all collateral; (viii) the Administrative Agent may obtain additional obligors for any or all obligations pursuant to the Loan Documents; (ix) the Administrative Agent may increase or decrease any or all obligations or otherwise change terms of any or all obligations in accordance with the Loan Documents; (x) the Administrative Agent may release any Borrower; (xi) Administrative Agent may compromise, delay enforcement, fail to enforce, release, settle or waive any obligations of any Borrower with the agreement of that Borrower; (xii) the Administrative Agent may make advances, or grant other financial accommodations to any Borrower; (xiii) the Administrative Agent may fail to file or pursue a claim in any bankruptcy, insolvency, reorganization or other proceeding as to any or all liens and encumbrances or any or all obligations; (xiv) the Administrative Agent may amend, modify, extend, renew, restate, supplement or terminate in whole or in part the obligation of any Borrower with the agreement of that Borrower; (xv) the Administrative Agent may take or fail to take any other action with respect to any Loan Document or any Borrower; and
(xvi) the Administrative Agent may do any other acts or make any other omissions that result in the extinguishment of the obligation of any Borrower.

            (c) Suretyship Waivers. Each Borrower waives any and all rights and benefits under California Civil Code Sections 2787-2855, inclusive and any other statutes or rules now or hereafter in effect and any other statutes or rules now or hereafter in effect that purport to confer specific rights upon or make specific defenses or procedures available to each Borrower.

            (d) Information. Each Borrower represents and warrants to the Administrative Agent and Lenders that such Borrower is currently informed of the financial condition of the Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to the Administrative Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of the Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations. Notwithstanding anything herein which may be construed to the contrary, the Administrative Agent shall have no obligation to provide to any Borrower any information concerning the performance of any other Borrower, the obligations pursuant to the Loan Documents, or the ability of any other Borrower to perform the obligations pursuant to the Loan Documents or any other matter, regardless of what information Administrative Agent may from time to time have.

            (e) Waivers. Each Borrower waives, until payment in full of the Obligations, any and all present and future claims, remedies and rights against any other Borrower, any collateral and any other property, interest in property or rights to property of any other Borrower (A) arising from any performance hereunder, (B) arising from any application of any collateral, or any other property, interest in property or rights to property of any Borrower, or (C) otherwise arising in respect of the Loan Documents, regardless of whether such claims, remedies and rights arise under any present or future agreement, document or instrument or are provided by any law, ordinance, regulation or rule (federal, state or local) (including, without limitation, any and all rights of contribution, exoneration, indemnity, reimbursement, and subrogation and any and all rights to participate in the rights and remedies of Lenders against any Borrower).

      (f) Joint and Several Liability of Borrowers.

                  (i) Each of Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Administrative Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

                  (ii) Each of Borrowers, jointly and severally, hereby
            irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 10.18), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

                  (iii) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

                  (iv) The Obligations of each Borrower under the provisions of this Section 10.18 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

                  (v) Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loans issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Administrative Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Administrative Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 10.18 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 10.18, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrower under this Section
            10.18 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 10.18 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or the Administrative Agent or Lender. The joint and several liability of each Borrower hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Borrowers or Administrative Agent or Lenders.

                  (vi) The provisions of this Section 10.18 are made for the benefit of the Administrative Agent, the Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Administrative Agent, or any Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this
            Section 10.18 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 10.18 will forthwith be reinstated in effect, as though such payment had not been made.

                  (vii) Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Administrative Agent or Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against the other Borrowers with respect to any payments to the Administrative Agent or any Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, including without limitation, as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to the other Borrowers therefor.

                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                 APARTMENT INVESTMENT AND
                                 MANAGEMENT COMPANY,
                                 a Maryland corporation

                                 By: /s/ Patti K. Fielding
                                    -----------------------------------------
                                 Name:  Patti K. Fielding
                                 Title: Executive Vice President

                                 AIMCO PROPERTIES, L.P.,
                                 a Delaware limited partnership

                                 By: AIMCO-GP, INC.,
                                     a Delaware corporation
                                     Its: General Partner

                                 By: /s Patti K. Fielding
                                    -----------------------------------------
                                 Name:  Patti K. Fielding
                                 Title: Executive Vice President

                                 AIMCO/BETHESDA HOLDINGS, INC.,
                                 a Delaware corporation

                                 By: /s/ Patti K. Fielding
                                    -----------------------------------------
                                 Name:  Patti K. Fielding
                                 Title: Executive Vice President

                                 NHP MANAGEMENT COMPANY,
                                 a District of Columbia corporation

                                 By: /s/ Patti K. Fielding
                                    -----------------------------------------
                                 Name:  Patti K. Fielding
                                 Title: Executive Vice President

                                 BANK OF AMERICA, N.A.,
                                 as Administrative Agent

                                 By: /s/ Frank H. Stumpf
                                    -----------------------------------------
                                 Name:  Frank H. Stumpf
                                 Title: Principal

                                 BANK OF AMERICA, N.A.,
                                 as a Lender, L/C Issuer and Swing Line Lender

                                 By: /s/ Frank H. Stumpf
                                    -----------------------------------------
                                 Name:  Frank H. Stumpf
                                 Title: Principal

                                 KEYBANK NATIONAL ASSOCIATION,
                                 as Syndication Agent and Lender

                                 By: /s/ Kathleen M. Ahern
                                    -----------------------------------------
                                 Name:  Kathleen M. Ahern
                                 Title: Vice President

                                 WACHOVIA BANK, NATIONAL
                                 ASSOCIATION, as a Lender

                                 By: /s/ Rex E. Rudy
                                     ----------------------------------------
                                 Name:  Rex E. Rudy
                                 Title: Managing Director

                                 DEUTSCHE BANK TRUST COMPANY
                                 AMERICAS, as a Lender

                                 By: /s/ Linda Wang
                                     ----------------------------------------
                                 Name:  Linda Wang
                                 Title: Vice President

                                 ALLIED IRISH BANKS PLC, as a Lender

                                 By: /s/ Anthony O'Reilly
                                    -----------------------------------------
                                 Name:  Anthony O'Reilly
                                 Title: Vice President

                                 By: /s/ Denise Magyer
                                 --------------------------------------------
                                 Name:  Denise Magyer
                                 Title: Vice President

                                 ERSTE BANK, NEW YORK BRANCH,
                                 as a Lender

                                 By: /s/ Gregory T. Aptman
                                    -----------------------------------------
                                 Name:  Gregory T. Aptman
                                 Title: Vice President

                                 By: /s/ Bryan J. Lynch
                                    -----------------------------------------
                                 Name:  Bryan J. Lynch
                                 Title: First Vice President

                                 SOCIETE GENERALE, as a Lender

                                 By: /s/ Robert Delph
                                    -----------------------------------------
                                 Name:  Robert Delph
                                 Title: Managing Director

                                 LEHMAN COMMERCIAL PAPER, INC.,
                                 as a Lender

                                 By: /s/ Francis X. Gilhool
                                    -----------------------------------------
                                 Name:  Francis X. Gilhool
                                 Title: Authorized Signatory

                                 COMMERZBANK AKTIENGESELLSCHAFT,
                                 New York and Cayman Branches,
                                 as a Lender

                                 By: /s/ David Goldman
                                    -----------------------------------------
                                 Name:  David Goldman
                                 Title: Vice President

                                 By: /s/ Kerstin Micke
                                    -----------------------------------------
                                 Name:  Kerstin Micke
                                 Title: Assistant Treasurer

                                 MORGAN STANLEY BANK, as a Lender

                                 By: /s/ Daniel Twenge
                                    ------------------------------------------
                                 Name:  Daniel Twenge
                                 Title:  Vice President

                                 NATIONAL CITY BANK, as a Lender

                                 By: /s/ Kevin W. Farrell
                                    -----------------------------------------
                                 Name:  Kevin W. Farrell
                                 Title: Loan Officer

                                 SOVEREIGN BANK, as a Lender

                                 By: /s/ Katherine M. Felpei
                                    -----------------------------------------
                                 Name:  Katherine M. Felpei
                                 Title: Assistant Vice President

                                 MERRILL LYNCH CAPITAL CORPORATION, as Lender

                                 By: /s/ John C. Rowland
                                    -----------------------------------------
                                 Name:  John C. Rowland
                                 Title: Vice President